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                                                                   EXHIBIT 10.24


                                  OFFICE LEASE


                             BUILDING A - BAY CENTER
                             Emeryville, California







                                    LANDLORD

                            JS BAY CENTER ASSOCIATES



                                     TENANT


                                  SYBASE, INC.


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                               TABLE OF CONTENTS


                                                                                          PAGE

1.  Definitions..............................................................................1
        1.1.  Terms Defined..................................................................1
        1.2.  Effect of Certain Defined Terms................................................5

2.  Lease of Premises........................................................................5
        2.1.  Premises.......................................................................6

3.  Term; Condition and Acceptance of Premises...............................................6

4.  Rent....................................................................................10
        4.1.  Obligation to Pay Base Rent...................................................10
        4.2.  Manner of Rent Payment........................................................10
        4.3.  Additional Rent...............................................................10
        4.4.  Late Payment of Rent; Interest................................................11

5.  Calculation and Payments of Escalation Rent.............................................11
        5.1.  Payment of Estimated Escalation Rent..........................................11
        5.2.  Escalation Rent Statement and Adjustment......................................11
        5.3.  Proration for Partial Year....................................................12

6.  Impositions Payable by Tenant...........................................................12

7.  Use of Premises.........................................................................12
        7.1.  Permitted Use.................................................................12
        7.2.  No Violation of Legal and Insurance Requirements..............................12
        7.3.  Compliance with Legal, Insurance and Life Safety Requirements.................13
        7.4.  No Nuisance...................................................................13
        7.5.  Hazardous Substances..........................................................13
        7.6.  Special Provisions Relating to The Americans With Disabilities Act of 1990....15

8.  Building Services.......................................................................16
        8.1.  Maintenance of Bay Center.....................................................16
        8.2.  Building Standard Services....................................................16
        8.3.  Interruption or Unavailability of Services....................................17
        8.4.  Tenant's Use of Excess Electricity and Water..................................17
        8.5.  Provision of Additional Services..............................................18

9.  Maintenance of Premises.................................................................18

10.  Alterations to Premises................................................................18
        10.1.  Landlord Consent; Procedure..................................................18
        10.2.  General Requirements.........................................................18


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
        10.3.  Removal of Alterations.......................................................19

11.  Liens..................................................................................19

12.  Damage or Destruction..................................................................19
        12.1.  Obligation to Repair.........................................................20
        12.2.  Landlord's Election..........................................................20
        12.3.  Cost of Repairs..............................................................20
        12.4.  Damage at End of Term........................................................20
        12.5.  Waiver of Statutes...........................................................20

13.  Eminent Domain.........................................................................21
        13.1.  Effect of Taking.............................................................21
        13.2.  Condemnation Proceeds........................................................21
        13.3.  Restoration of Premises......................................................21
        13.4.  Taking at End of Term........................................................22
        13.5.  Tenant Waiver................................................................22

14.  Insurance..............................................................................22
        14.1.  Insurance....................................................................22
        14.2.  Form of Policies.............................................................22

15.  Waiver of Subrogation Rights...........................................................23

16.  Tenant's Waiver of Liability and Indemnification.......................................23
        16.1.  Waiver and Release...........................................................23
        16.2.  Indemnification of Landlord..................................................23

17.  Assignment and Subletting..............................................................24
        17.1.  Compliance Required..........................................................24
        17.2.  Request by Tenant; Landlord Response.........................................25
        17.3.  Conditions for Landlord Approval.............................................25
        17.4.  Costs and Expenses...........................................................26
        17.5.  Payment of Excess Rent and Other Consideration...............................26
        17.6.  Assumption of Obligations; Further Restrictions on Subletting................26
        17.7.  No Release...................................................................26
        17.8.  No Encumbrance...............................................................27

18.  Rules and Regulations..................................................................27

19.  Entry of Premises by Landlord..........................................................27
        19.1.  Right to Enter...............................................................27
        19.2.  Tenant Waiver of Claims......................................................28

20.  Default and Remedies...................................................................28
        20.1.  Events of Default............................................................28


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
        20.2.  Notice to Tenant.............................................................29
        20.3.  Remedies Upon Occurrence of Default..........................................29
        20.4.  Damages Upon Termination.....................................................29
        20.5.  Computation of Certain Rent for Purposes of Default..........................30
        20.6.  Landlord's Right to Cure Defaults............................................30
        20.7.  Remedies Cumulative..........................................................30

21.  Subordination, Attornment and Nondisturbance...........................................30
        21.1.  Subordination and Attornment.................................................30
        21.2.  Nondisturbance...............................................................31

22.  Sale or Transfer by Landlord; Lease Non-Recourse.......................................31
        22.1.  Release of Landlord on Transfer..............................................31
        22.2.  Lease Nonrecourse to Landlord................................................31

23.  Estoppel Certificate...................................................................32
        23.1.  Procedure and Content........................................................32
        23.2.  Effect of Certificate........................................................32

24.  No Light, Air, or View Easement........................................................32

25.  Holding Over...........................................................................33

26.  Security Deposit.......................................................................33

27.  Waiver.................................................................................33

28.  Notices and Consents; Tenant's Agent for Service.......................................34

29.  Tenant's Authority.....................................................................34

30.  Automobile Parking.....................................................................34
        30.1.  Tenant's Appurtenant Parking Rights..........................................34
        30.2.  Parking Fee..................................................................35
        30.3.  Allocation of Risk...........................................................35

31.  Tenant to Furnish Financial Statements.................................................35

32.  Tenant's Signs.........................................................................36

33.  Miscellaneous..........................................................................36
        33.1.  No Joint Venture.............................................................36
        33.2.  Successors and Assigns.......................................................36
        33.3.  Construction and Interpretation..............................................36
        33.4.  Severability.................................................................37
        33.5.  Entire Agreement; Amendments.................................................37


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
        33.6.  Governing Law................................................................37
        33.7.  Litigation Expenses..........................................................37
        33.8.  Standards of Performance and Approvals.......................................37
        33.9.  Brokers......................................................................38
        33.10. Memorandum of Lease..........................................................38
        33.11. Quiet Enjoyment..............................................................38
        33.12. Surrender of Premises........................................................38
        33.13. Building Directory...........................................................38
        33.14. Name of Building; Address....................................................38
        33.15. Exhibits.....................................................................38
        33.16. Time of the Essence..........................................................39


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                                  OFFICE LEASE


                             BUILDING A - BAY CENTER
                              6425 Christie Avenue
                             Emeryville, California



                             BASIC LEASE INFORMATION


Lease Date:                  March 17, 1998

Landlord:                    JS Bay Center Associates,
                             A California limited partnership

Tenant:                      Sybase, Inc., a Delaware corporation

Premises:                    The entire 4th and 5th Floors of the Building and a
                             portion of the 1st Floor of the Building, as shown on the Floor Plan(s) attached to this Lease as Exhibit A, containing 47,600 square feet of Rentable Area

Term: Five (5) years from the Commencement Date (the "Initial Term"), subject to one (1) option to extend the Term for one period of five (5) (the "Extended Term")

Commencement Date:           June 16, 1998.

Expiration Date:             June 15, 2003, subject to extension pursuant to
                             Section 3.2 of the Lease

Base Rent:                   PERIOD OF TERM               AMOUNT
                             June 16, 1998 -              $107,100.00/month
                             June 30, 2000

                             June 30, 2000 -              $102,340.00/month
                             June 15, 2003

                             Entire Extended Term:  The greater of: (i)
                                                    $102,340.00/month plus
                                                    Escalation Rent payable
                                                    during the last month of the
                                                    Initial Term, or (ii) 95% of
                                                    the fair market rent for the
                                                    Premises, as determined in
                                                    accordance with Section 3.2
                                                    of the Lease.

Base Year:                   Calendar year 1998


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Tenant's
Percentage Share:            39.75%


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Permitted Use:               General office use, customer training and
                             education, software development (but not manufacturing or assembly) and other related or ancillary uses approved by Landlord in Landlord's reasonable discretion.

Security Deposit:            See Article 26 below

Tenant's Address:            6475 Christie Avenue
                             Emeryville, CA 94608
                             Attention: Director of Real Estate

                      And    6475 Christie Avenue
                             Emeryville, CA 94608
                             Attention: General Counsel

Landlord's Address:          100 Bush Street
                             Suite 2600
                             San Francisco, California 94104

Brokers:

        Landlord's Broker:   None

        Tenant's Broker:     None

Exhibits and Addenda:

        Exhibit A:    Floor Plan(s) of Premises
        Exhibit B:    Parcel Map
        Exhibit C:    INTENTIONALLY OMITTED
        Exhibit D:    Rules and Regulations of Bay Center
        Exhibit E:    Building Standard Services

The Basic Lease Information is incorporated into and made a part of the Lease. Each reference in the Lease to any Basic Lease Information shall mean the applicable information set forth above. In the event of any conflict between an item in the Basic Lease Information and the Lease, the Lease shall control.


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                                  OFFICE LEASE


            THIS LEASE is made and entered into by and between Landlord and Tenant as of the Lease Date. Landlord and Tenant hereby agree as follows:

      1.    Definitions.

            1.1. Terms Defined. The following terms have the meanings set forth below. Certain other terms have the meanings set forth in the Basic Lease Information or elsewhere in this Lease.

                  Alterations: Alterations, additions or other improvements to the Premises made by or on behalf of Tenant.

                  Base Operating Expenses and Base Real Estate Taxes: The Operating Expenses and the Real Estate Taxes paid or incurred by Landlord in the Base Year. If at any time during the Term Landlord elects to carry earthquake insurance on the Building ("Earthquake Insurance"), then Base Operating Expenses shall thereafter (until Landlord discontinues the Earthquake Insurance) be increased to include the actual premiums paid by Landlord for such Earthquake Insurance during the first full year that Landlord maintains such Earthquake Insurance (such amount shall be referred to as the "Allowable Earthquake Premium").

                  Bay Center: The Land, the Building, the Other Buildings, the ground floor of the enclosed parking facility adjacent to the Land (and identified on Exhibit A) (the "Enclosed Parking Area"), landscaping, paved walkways, driveways and all other improvements at any time located on the Land, and all appurtenances related thereto, commonly known as Bay Center.

                  Building: The office building consisting of a 5-story tower and parking at grade located on the Land, commonly known as 6425 Christie Avenue, Emeryville, California.

                  Building C Lease: that certain lease between Tenant and Landlord, dated as of even date herewith, with respect to premises located in Building C in Bay Center.

                  Escalation Rent: Tenant's Percentage Share of the total dollar increase, if any, in Operating Expenses and in Real Estate Taxes, each as paid or incurred by Landlord in each Fiscal Year, or part thereof, after the Base Year, over the amount of Base Operating Expenses and Base Real Estate Taxes. If the Building or Bay Center is less than ninety-five percent (95%) occupied during any part of any year (including the Base Year), Landlord shall make an appropriate adjustment of the variable components of Operating Expenses and Real Estate Taxes for that year, as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of Operating Expenses and Real Estate Taxes that would have been incurred during such year if the Building and Bay Center had been ninety-five percent (95%) occupied during the entire year (and, if applicable, if the tenant improvements in the Building had been fully constructed and the Land, Bay Center, the Building, and all tenant improvements in the Building and Bay Center had been fully assessed for Real Estate Tax purposes). This amount shall be considered to have been the amount of Operating Expenses and Real Estate Taxes for that year. For purposes


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hereof, "variable components" include only those component expenses that are affected by variations in occupancy levels.

                  Fiscal Year: Each period of twelve (12) calendar months following the last day of the Base Year.

                  Impositions: Taxes, assessments, charges, excises and levies, business taxes, licenses, permits, inspection and other authorization fees, transit development fees, assessments or charges for housing funds, service payments in lieu of taxes and any other fees or charges of any kind at any time levied, assessed, charged or imposed by any federal, state or local entity, (i) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures or other personal property located in the Premises, or the cost or value of any Alterations; (ii) upon, or measured by, any Rent payable hereunder, including any gross receipts tax; (iii) upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; or (iv) upon this Lease transaction, or any document to which Tenant is a party creating or transferring any interest or estate in the Premises. Impositions do not include Real Estate Taxes, franchise, transfer, inheritance or capital stock taxes, income taxes measured by the net income of Landlord from all sources or any tax, assessment, charge, or other fee imposed as a condition to the development of Bay Center or the improvement of any space within Bay Center for any party other than Tenant. The term "Impositions" shall not include any sums that are included in the definition of "Real Estate Taxes".

                  Land: The parcel of land described on Exhibit B attached to this Lease.

                  Operating Expenses: All costs of management, operation, maintenance and repair of Bay Center, including, but not limited to, the following: (i) salaries, wages, benefits and other payroll expenses of employees engaged in the operation, maintenance or repair of Bay Center; (ii) reasonable property management fees and expenses (but, during the Initial Term, the amount of this item ii shall be deemed to equal 3% of the gross revenues from Bay Center); (iii) rent (or rental value) and expenses for Landlord's and any property manager's offices; (iv) electricity, natural gas, water, waste disposal, sewer, heating, lighting, air conditioning and ventilating and other utilities; (v) janitorial, maintenance, security, life safety and other services, such as alarm service, window cleaning and elevator maintenance and uniforms for personnel providing services; (vi) repair and replacement, resurfacing or repaving of paved areas, sidewalks, curbs and gutters (except that any such work which constitutes a capital improvement shall be included in Operating Expenses in the manner provided in clause (xiv) below); (vii) landscaping, ground keeping, management, operation, and maintenance and repair of all public, private and park areas adjacent to the Building; (viii) materials, supplies, tools and rental equipment; (ix) license, permit and inspection fees and costs; (x) insurance premiums (but not to exceed the Allowable Earthquake Premium with respect to any Earthquake Insurance obtained by Landlord) and costs (including a proportionate share if Landlord insures under a "blanket" policy), and the deductible portion of any insured loss under Landlord's insurance (provided, however, that Tenant's Percentage Share of any "deductible" shall not exceed Twenty-five Thousand Dollars ($25,000.00) during any 12-month period); (xi) sales, use and excise taxes; (xii) legal, accounting and other professional services for Bay Center, including costs, fees and expenses of contesting the validity or applicability of any law, ordinance, rule, regulation or order relating to the Building; (xiii) all assessments and other amounts payable to EmeryBay Commercial Association and any similar entity in connection with the use of the parking facilities across Christie Avenue from the Building; (xiv) the cost of


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any capital improvements to Bay Center made at any time during the Term that are intended in Landlord's judgment as labor saving devices (but only to the extent of such savings), or to reduce or eliminate other Operating Expenses or to effect other economies in the operation, maintenance, or management of Bay Center, or that are necessary or appropriate in Landlord's judgment for the health and safety of occupants of Bay Center, or that are required under any law, ordinance, rule, regulation or order which was not applicable to Bay Center at the time it was constructed, all amortized over the useful life of the improvement in question at an interest rate of ten percent (10%) per annum, or, if applicable, the rate paid by Landlord on funds borrowed for the purpose of constructing or installing such capital improvements and which amortized cost is fairly allocable to the period in question; (xv) all costs and expenses incurred in connection with monitoring the level of methane gas at or about Bay Center, in the manner and frequency pursuant to which the methane gas is being monitored as of the date of this Lease; and (xvi) costs, fees and other expenses incurred in connection with providing transportation services as required by the Owner Participation Agreement, as amended, affecting Bay Center; provided, however, acquisition of transportation vehicles acquired after the Commencement Date shall be deemed to have been acquired in the Base Year. Operating Expenses shall not include: (A) Real Estate Taxes; (B) legal fees, brokers' commissions, tenant improvement or building improvement costs (except as specified in item (xiv) above), or other costs incurred in the negotiation, termination, or extension of leases or in proceedings involving a specific tenant; (C) depreciation, except as set forth above; (D) interest, amortization or other payments on loans to Landlord except as a component of amortization as set forth above; (E) any ground lease rental; (F) costs of items considered capital repairs, replacements, improvements and equipment under generally accepted accounting principles, except as provided in item (xiv) above; (G) rentals for items which if purchased, rather than rented, would constitute a capital improvement which is specifically excluded in subsection (F) above; (H) costs incurred by Landlord for the repair of damage to any portion of the Building or Bay Center, to the extent that Landlord is actually reimbursed by insurance proceeds; (I) costs incurred with respect to the installation of tenant or other occupants' improvements in any portion of Bay Center or incurred in renovating or otherwise improving, vacant space for tenants or other occupants of any portion of Bay Center; (J) depreciation, amortization and interest payments; (K) marketing costs including, without limitation, leasing commissions, attorneys' fees, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of any portion of Bay Center; (L) expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of Bay Center; (M) costs incurred by Landlord due to the violation by Landlord of the terms and conditions of any lease of space in any portion of Bay Center; (N) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to Bay Center to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis; (O) interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering Bay Center; (P) Landlord's general corporate overhead and general administrative expenses, except as included in any management fee charged by Landlord; (Q) advertising and promotional expenditures, and costs of signs in or on Bay Center identifying the owner of Bay Center or other tenants' signs; (R) the cost of any electric power used by any tenant in any portion of Bay Center in excess of the standard amount, or electric power costs for which any tenant directly contracts with the local public service company or other utility providers or for which any tenant is separately metered or submetered and pays Landlord directly; (S)costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of Bay Center; (T) tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments and/or to file any tax or informational returns when due; (U) costs for which Landlord has


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been compensated by a management fee, and any management fees in excess of those management fees which are normally and customarily charged by third party providers of such services at comparable buildings in the vicinity of Bay Center; (V) costs arising from the negligence or fault of other tenants or Landlord or its agents, or any vendors, contractors, or providers of materials or services selected, hired or engaged by Landlord or its agents including, without limitation, the selection of buildings materials; (W) notwithstanding any contrary provision of the Lease, including, without limitation, any provision relating to capital expenditures, (except as specified in item (xv) above) any and all costs arising from the presence of hazardous substances in or about Bay Center, including, without limitation, hazardous substances in the ground water or soil, not placed in the Premises by Tenant; (X) costs arising from Landlord's charitable or political contributions;
(Y) costs arising from latent defects in the Building or Bay Center or other improvements installed by Landlord or repair thereof; (Z) costs for sculpture, paintings or other objects of art; and (AA) costs (including in connection therewith all attorneys' fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims litigation or arbitrations pertaining to Landlord, or Bay Center. Landlord further agrees that since one of the purposes of the Operating Expenses provisions is to allow Landlord to require Tenant to pay for the costs attributable to its Premises, Landlord agrees that Landlord will not collect or be entitled to collect Operating Expenses from all of its tenants in an amount which is in excess of one hundred percent (100%) of the Operating Expenses actually paid by Landlord in connection with the operation of Bay Center. Subject to the provisions of this definition, the determination of Operating Expenses shall be made by Landlord in accordance with generally accepted accounting principles and practices consistently applied. The term "Operating Expenses" shall include the following (without duplication): (i) 100% of Operating Expenses, as defined above, paid or incurred with respect to the Building, and (ii) 37.96% of Operating Expenses, as defined above, paid or incurred with respect to the common areas and parking areas of Bay Center in general.

                  Real Estate Taxes: 100% of all taxes, assessments and charges now or hereafter levied or assessed upon, or with respect to, the Building or any portion thereof, or any personal property of Landlord used in the operation thereof or located therein, or Landlord's interest in the Building or such personal property, by any federal, state or local entity, including: (i) all real property taxes and general and special assessments; (ii) charges, fees or assessments for transit, housing, day care, open space, art, police, fire or other governmental services or benefits to the Building(except to the extent any such charges, fees or assessments were levied as a condition to any additional improvements constructed to the Building for new rentable area, or as a condition to the construction of any improvements for any other tenant of Bay Center); (iii) service payments in lieu of taxes; (iv) any tax, fee or excise on the use or occupancy of any part of Bay Center, or on rent for space in Bay Center; (v) any other tax, fee or excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes; and (vi) reasonable fees and expenses, including those of consultants or attorneys, incurred in connection with proceedings to contest, determine or reduce Real Estate Taxes. Real Estate Taxes do not include: (A) franchise, transfer, inheritance or capital stock taxes, or income taxes measured by the net income of Landlord from all sources, unless any such taxes are levied or assessed against Landlord as a substitute for, in whole or in part, any Real Estate Tax (and such taxes are customarily charged to tenants in triple net leases for comparable buildings in the vicinity of Bay Center); (B) Impositions and all similar amounts payable by tenants of the Building under their leases; and (C) penalties, fines, interest or charges due for late payment of Real Estate Taxes by Landlord. If any Real Estate Taxes are payable, or may at the option of the taxpayer be paid, in installments, such Real Estate Taxes shall, together with any interest that would otherwise be payable with such installment, be deemed to have been paid in installments, amortized over the maximum


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time period allowed by applicable law. Upon written request by Tenant, and reasonable approval by Landlord, and subject to Landlord's right to include as Operating Expenses all applicable costs and expenses, Landlord shall contest any unreasonable Real Estate Taxes.

                  Rent: Base Rent, Escalation Rent and all other additional charges and amounts payable by Tenant in accordance with this Lease.

                  Rentable Area: As to a floor leased entirely by Tenant, all areas within exterior permanent Building walls measured to the inside glass surface of outer Building walls, including restrooms, janitor, telephone and electrical closets, mechanical areas, and columns and projections necessary to the Building, but excluding public stairs, elevator shafts, HVAC ducts and pipe shafts. As to a floor only a portion of which is leased by Tenant, the aggregate of (i) the Leased Area (as defined below) of the portion of the floor occupied by Tenant, plus (ii) the result obtained by multiplying (1) the area of the Common Area (as defined below) on such floor by (2) a fraction whose numerator is the Leased Area of Tenant's portion of the floor and whose denominator is the Leased Area of all tenant space on such floor, plus (iii) in the event that Landlord must enlarge or alter in any way, shape or fashion the Common Area to accommodate Tenant's Leased Area, the total additional Common Area space. For purposes hereof, "Leased Area" shall mean all floor area in a tenant space, measured to the inside glass surface of exterior Building walls, to the center of corridors and other permanent partitions, and to the center of partitions that separate tenant space from adjoining tenant spaces, without deduction for columns and projections necessary to the Building; and "Common Area" shall mean the total area on a floor consisting of restrooms, janitor, telephone and electrical closets, mechanical areas and public corridors providing access to tenant space on such floor, but excluding public stairs, elevator shafts, HVAC ducts and pipe shafts.

                  Other Buildings: Building B and Building C located on the
Land.

                  Tenant's Percentage Share: The percentage figure specified in the Basic Lease Information. Landlord and Tenant acknowledge that Tenant's Percentage Share has been obtained by dividing the Rentable Area of the Premises, as specified in the Basic Lease Information by the total Rentable Area of the Building, and multiplying such quotient by one hundred (100). In the event Tenant's Percentage Share is changed during a Fiscal Year by reason of a change in the Rentable Area of the Premises or a change in the total Rentable Area of the Building, Tenant's Percentage Share shall thereafter mean the result obtained by dividing the then Rentable Area of the Premises by the then total Rentable Area of the Building and multiplying such quotient by one hundred
(100). For the purposes of determining Tenant's Percentage Share of Escalation Rent, Tenant's Percentage Share shall be determined on the basis of the number of days during such Fiscal Year at each such Percentage Share.

                  Term: The period from the Commencement Date to the Expiration Date (as the same may be extended pursuant to Section 3.2 hereof).

            1.2. Effect of Certain Defined Terms. The parties acknowledge that the Rentable Area of the Premises and the Building have been finally determined by the parties as part of this Lease for all purposes, including the calculation of Tenant's Percentage Share and will not, except as otherwise provided in this Lease, be changed.

      2.    Lease of Premises.


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            2.1.  Premises. Landlord leases to Tenant and Tenant leases from
Landlord the Premises, together with the non-exclusive right to use, in common with others, the lobbies, entrances, stairs, elevators, plazas, pedestrian walkways, restrooms, and other public portions of the Building, all subject to the terms, covenants and conditions set forth in this Lease. All the windows and exterior walls of the Premises, the terraces adjacent to the Premises, if any, and any space in the Premises used for shafts, columns, projections, stacks, pipes, conduits, ducts, electric utilities, sinks or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of management, operation, maintenance and repairs, are reserved to Landlord.

      3.    Term; Condition and Acceptance of Premises.

            3.1 Initial Term and Acceptance of Premises. Except as hereinafter provided, and unless sooner terminated pursuant to the provisions of this Lease, the Term of this Lease shall commence on the Commencement Date and end on the Expiration Date. The parties acknowledge that Tenant is currently occupying the Premises pursuant to a lease that expires as of the Commencement Date. The parties also acknowledge that Tenant shall lease the Premises from Landlord AS IS, WHERE IS. Landlord shall have absolutely no obligation whatsoever to make any alterations or improvements to the Premises.

            3.2   Option to Extend.

                  3.2.1. Exercise of Option to Extend Term. If no "Suspension Condition" (as hereinafter defined) exists at the time of Tenant's exercise of an option to extend the Initial Term or at the commencement of the Extended Term, as the case may be, Tenant shall have one (1) option (the "Extension Option") to extend the Initial Term for an additional period of five (5) years (the "Extended Term"). To exercise Tenant's option with respect to the Extended Term, Tenant shall give notice to Landlord not less than nine (9) months prior to the expiration of the Initial Term ("Election Notice"). A "Suspension Condition" shall mean the existence of any event or condition of material default with respect to any obligation under this Lease where notice of default has been given by Landlord and such default has not been cured by Tenant within the applicable notice and cure period specified in this Lease. Tenant's exercise of the Extension Option shall in no way result in, or constitute, a waiver by Landlord of any default by Tenant under this Lease.

                  3.2.2. Fair Market Rent. If Tenant properly and timely exercises Tenant's option to extend pursuant to Section 3.2.1 above, such extension shall be upon all of the same terms, covenants and conditions of this Lease; provided, however, that the Base Rent applicable to the Premises for the Extended Term shall be the greater of: (i) the sum of (A) the Base Rent as of the last month of the Initial Term plus all Escalation Rent payable by Tenant during the last month of the Initial Term plus (B) the Signage Value, defined below, or (ii) the sum of (X) ninety-five percent (95%) of the "Fair Market Rent" for space comparable to the Premises as of the commencement of the Extended Term plus (Y) the Signage Value. "Fair Market Rent" shall mean the annual rental being charged for space comparable to the Premises in a steel-frame comparable first-class office building in the Emeryville area, taking into account the terms of this Lease, location, parking, condition and improvements to the space (excluding the value of the exterior signage on the Building (which value shall be separately appraised in accordance with the provisions of Section 32 below)and the value of any improvements made to the Premises during the Term to the extent such improvements were paid for by Tenant), and all other factors relevant in determining fair market rental value. The Base Year shall be adjusted to be the calendar year in which the Extended Term commences, unless a different treatment of base years is determined to be appropriate by the appraisers pursuant to Section 3.2.4. Tenant shall pay all leasing commissions and consulting fees payable in connection with such extensions, unless such leasing commissions or consulting fees arise solely out of a contractual relationship between Landlord and a broker or consultant. All other terms and conditions of the Lease, which may be amended from time to time by the parties in accordance with the provisions of the Lease, shall remain in full force and effect and shall apply during the Extended Term, except that: (i) there shall be no further option to extend the Term beyond a date five (5) years after the expiration of the Initial Term, (ii) there shall be no rent concessions, and (iii) there shall be no tenant improvement allowance and similar provisions.

                  3.2.3. Determination of Rent. Within thirty (30) days after the date of the Election Notice, Landlord and Tenant shall negotiate in good faith in an attempt to determine Fair Market Rent and the Signage Value for the Extended Term. If they are unable to agree within said thirty (30) day period, then the Fair Market Rent and/or the Signage Value shall be determined as provided in Section 3.2.4 below.

                  3.2.4. Appraisal. If it becomes necessary to determine the Fair Market Rent for the Premises or the Signage Value by appraisal, the real estate appraiser(s) indicated in this Section 3.2.4, each of whom shall be members of the Appraisal Institute and each of whom have at least five (5) years experience appraising office space and signage located in the vicinity of the Premises, shall be appointed and shall act in accordance with the following procedures:

                        (i) If the parties are unable to agree on the Fair Market Rent or the Signage Value within the allowed time, either party may demand an appraisal by giving written notice to the other party, which demand to be effective must state the name, address and qualifications of an appraiser selected by the party demanding the appraisal ("Notifying Party"). Within twenty
(20) days following the Notifying Party's appraisal demand, the other party ("Non-Notifying Party") shall either approve the appraiser selected by the Notifying Party or select a second properly qualified appraiser by giving written notice of the name, address and qualification of said appraiser to the Notifying Party. If the Non-Notifying Party fails to select an appraiser within the twenty (20) day period, the appraiser selected by the Notifying Party shall be deemed selected by both parties and no other appraiser shall be selected. If two (2) appraisers are selected, they shall select a third appropriately qualified appraiser. If the two (2) appraisers fail to select a third qualified appraiser, the third appraiser shall be appointed by the then presiding judge of the county where the Premises are located upon application by either party.

                        (ii) If only one appraiser is selected, that appraiser shall notify the parties in simple letter form of its determination of the Fair Market Rent and/or the Signage Value for the Premises within fifteen (15) days following his or her selection, which appraisal shall be conclusively determinative and binding on the parties as the appraised Fair Market Rent and/or Signage Value.

                        (iii) If multiple appraisers are selected, the appraisers shall meet not later than ten (10) days following the selection of the last appraiser. At such meeting, the appraisers shall attempt to determine the Fair Market Rent for the Premises and/or the Signage Value as of the commencement date of the Extended Term in question by the agreement of at least two (2) of the appraisers.

                        (iv) If two (2) or more of the appraisers agree on the Fair Market Rent for the Premises and/or the Signage Value at the initial meeting, such agreement shall be determinative and binding upon the parties hereto and the agreeing appraisers shall forthwith notify both Landlord and Tenant of the amount set by such agreement. If multiple appraisers are selected and two (2) appraisers are unable to agree on the Fair Market Rent for the Premises or the Signage Value, each appraiser shall submit to Landlord and Tenant his or her respective independent appraisal of the Fair Market Rent for the Premises and/or the Signage Value, in simple letter form, within twenty (20) days following appointment of the final appraiser. The parties shall then determine the Fair Market Rent for the Premises by averaging the Fair Market Rent appraisals and shall then determine the Signage Value by averaging the Signage Value appraisals; provided that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average.

                        (v) If only one (1) appraiser is selected, then each party shall pay one-half (1/2) of the fees and expenses of that appraiser. If three (3) appraisers are selected, each party shall bear the fees and expenses of the appraiser it selects and one-half (1/2) of the fees and expenses of the third appraiser.

                        (vi) Notwithstanding anything to the contrary contained in this Section 3.2, in no event shall the Base Rent for the Extended Term be less than the sum of the Base Rent immediately preceding the Extended Term plus all Escalation Rent payable by Tenant during the month immediately preceding the Extended Term plus the Signage Value (if applicable).

                  3.2.5. Restriction on Assignment. The Extension Options shall be personal to Sybase, Inc. and any Exempt Transferee, shall not be assignable or transferable (except in connection with an Exempt Transfer or an Exempt Sublease), and shall terminate upon any assignment or sublease of all or any portion of the Premises greater than ten percent (10%) of the Rentable Area of the Premises (except in connection with an Exempt Transfer or an Exempt Sublease).

                  3.2.6. Amendment to Lease. Immediately after the Fair Market Rent has been determined, the parties shall enter into an amendment to this Lease setting forth the Base Rent for the applicable Extended Term and shall also state the new Expiration Date of the Term of the Lease.

            3.3.  Right of Second Offer.

                  3.3.1. Grant of Right of Second Offer. As of the date of this Lease, Tenant subleases certain space on the first and second floors of the Building (the "ETS Space"). In addition, as of the date of this Lease, Chiron Corporation ("Chiron") has a right of first offer to lease a portion of the ETS Space (the "Chiron Right"). The Chiron Right grants to Chiron certain broad rights with respect to a portion of the ETS Space. If at any time during the Term of the Lease Landlord desires to lease any portion of the ETS Space to a third party unaffiliated with an existing tenant of such space and unaffiliated with anyone possessing legal rights in such space as of the date of this Lease, and if all of Chiron's rights to lease the ETS Space pursuant to the Chiron Right have been fully extinguished (as determined by Landlord in its sole discretion), then Tenant shall have a Right of Second Offer with respect to such space (the "Offered Space") on the terms described in this Section 3.3.

                  3.3.2. Procedure. When Landlord is prepared to lease the Offered Space and Chiron's rights under the Chiron Right have been fully extinguished, Landlord shall notify Tenant in writing of the lease provisions upon which Landlord would be willing to lease the Offered Space to third parties (the "Offer Notice"). If Tenant desires to lease the Offered Space upon the lease provisions described by Landlord in the Offer Notice, then Tenant shall notify Landlord within twenty (20) days after receipt of the Offer Notice of Tenant's election to exercise Tenant's Right of Second Offer hereunder. If Tenant exercises its Right of Second Offer in a timely manner, then Landlord shall deliver to Tenant a form of lease amendment incorporating the terms of the Offer Notice and amending the Lease to include the Offered Space. Tenant shall thereafter execute such lease amendment within twenty (20) days following its receipt thereof. If (i) Tenant fails to notify Landlord of its exercise of its Right of Second Offer within the required twenty (20) day period, or (ii) if Tenant fails to execute the lease amendment for the Offered Space within the required twenty (20) day period, then Landlord may lease the Offered Space to a third party free and clear of any rights of Tenant under this Section 3.3.2, provided that the net effective rent reserved in such new lease is at least ninety percent (90%) of the net effective rent set forth in the Offer Notice; provided, however, that if Landlord desires to lease the Offered Space for a rent less than ninety percent (90%) of the net effective rent set forth in the Offer Notice, then Tenant shall have forty-eight (48) hours to accept or reject the revised terms; provided further, however, that if Tenant accepts such revised terms, then Landlord shall provide Tenant with the form of lease incorporating such revised terms and the preceding provisions of this Section 3.3.2 shall apply. Upon any lease to a third party in accordance with this Section 3.3, Tenant shall have no further rights under this Section
3.3 with respect to the applicable Offered Space until the expiration of such new lease (and any extensions thereof).

                  3.3.3. Right Personal; Chiron Right. The Right of Second Offer set forth in this Section 3.3 is personal to Sybase, Inc., is not transferable or assignable (except in connection with an Exempt Transfer or an Exempt Sublease), and shall terminate upon any assignment of the Lease or any sublease of any portion of the Premises (excluding subleases to Exempt Transferees or assignments to Exempt Transferees).

                  3.3.4. Default. If Tenant is in material default under this Lease at the time Tenant receives an Offer Notice (and Tenant has failed to cure such default within any applicable grace period), Landlord shall not be obligated to negotiate with Tenant with respect to such Offered Space, Tenant's rights under this Section 3.3 shall automatically terminate with respect to the applicable Offered Space, and Tenant shall have no further Right of Second Offer as to such Offered Space. If Landlord and Tenant agree upon mutually acceptable lease terms with respect to the Offered Space but Tenant is in default under this Lease at the time Landlord is obligated to provide a lease amendment to Tenant or on the date the term of such lease amendment is to commence, and if Tenant does not cure such default within any applicable grace period, then Landlord shall not be obligated to provide Tenant with such lease amendment, and at Landlord's option, Tenant's rights under this Section 3.3 shall terminate with respect to the applicable Offered Space and Tenant shall have no further Right of Second Offer as to such Offered Space.

            3.4 Tenant's Option to Terminate. If no Suspension Condition exists at the time of Tenant's exercise of the option to terminate or at the Termination Date, defined below, as the case may be, then Tenant shall have the right, by delivery of written notice to Landlord on or before June 16, 1999 (the "Termination Notice") to elect to terminate this Lease and the Building C Lease in accordance with the following conditions and procedures. If Tenant delivers the Termination Notice in a timely manner, and if Tenant fully complies with the provisions of this Section 3.4, then the Lease shall terminate on June 16, 2000 (the "Termination Date"). Tenant's right to terminate this Lease and the Building C Lease shall be subject to Tenant's payment to Landlord of a termination fee (the "Termination Fee") in the amount of Three Million Two Hundred Twenty-Seven Thousand Five Hundred Fifty-Three Dollars

($3,227,553.00). The Termination Fee shall be payable in accordance with the following procedure. On or before delivery of the Termination Notice, Tenant shall deposit in escrow (the "Termination Escrow") with Chicago Title Company of Alameda ("Title Company") immediately available funds in the amount of Eight Hundred Six Thousand Eight Hundred Eighty-Eight and 25/100s Dollars ($806,888.25) (the "Partial Payment"). The Termination Escrow shall be established in accordance with irrevocable escrow instructions prepared by Landlord and executed by Tenant which provide that Landlord shall be the only party to the Termination Escrow who can issue disbursement instructions. In addition to the initial Partial Payment, Tenant shall deposit into the Termination Escrow three (3) additional Partial Payments on September 16, 1999, December 16, 1999 and March 16, 2000. As a condition precedent to the termination of the Lease on the Termination Date, the entire Termination Fee shall, at Landlord's option, be paid by Title Company to Landlord, in immediately available funds, on the Termination Date or used to pay other costs and expenses designated by Landlord. In addition, if at any time Tenant defaults in any obligation under this Lease (after the expiration of any applicable grace period), or if Tenant fails to timely fund a Partial Payment into the Termination Escrow, then, at Landlord's election, to be made within two (2) business days after Tenant's default or Tenant's failure to timely fund a Partial Payment, the following shall occur: (i) all funds in the Termination Escrow shall immediately be paid to Landlord to be retained by Landlord as damages for Tenant's default, without in any way limiting any of Landlord's other rights or remedies under this Lease, and (ii) Tenant shall thereafter have no right to terminate this Lease, and this Lease shall not terminate on the Termination Date, except at Landlord's option. In addition to the foregoing, Tenant's right to terminate this Lease pursuant to this Section 3.4 shall be subject to Tenant's strict satisfaction of the following conditions and procedures: (i) Tenant shall have no right to terminate this Lease unless Tenant also elects to terminate the Building C Lease pursuant to the Termination Notice, (ii) this Lease shall not terminate on the Termination Date unless the Building C Lease also terminates on the Termination Date in accordance with the provisions of the Building C Lease, (iii) on the Termination Date Tenant shall deliver exclusive possession of the Premises to Landlord in the condition required by this Lease, free and clear of the rights of Tenant and any other persons claiming an interest in the Premises by or through Tenant, (iv) the Premises shall be vacant as of the Termination Date, and (v) Tenant shall not be in default of any provision of this Lease or the Building C Lease as of the Termination Date. Landlord acknowledges that the Termination Fee payable under this Lease represents the entire amount payable by Tenant upon termination of both this Lease and the Building C Lease, so that payment of this Termination Fee under the provisions of either lease also satisfies Tenant's duty to pay the Termination Fee under the other lease. Furthermore, if pursuant to the provisions of either this Lease or the Building C Lease there is a permanent reduction in Base Rent, there shall be a corresponding reduction in the Termination Fee and the Partial Payments such that the Termination Fee is equal to nine (9) months Base Rent under both leases.

      4.    Rent.

            4.1. Obligation to Pay Base Rent. Tenant shall pay Base Rent to Landlord, in advance, in equal monthly installments, commencing on or before the Commencement Date, and thereafter on or before the first day of each calendar month during the Term. If the Commencement Date and/or Expiration Date is other than the first day of a calendar month, the installment of Base Rent for the first and/or last fractional month of the Term shall be prorated on a daily basis.

            4.2. Manner of Rent Payment. All Rent shall be paid by Tenant without notice, demand, abatement, deduction or offset, in lawful money of the United States of America, payable to

Landlord, at Landlord's Address as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate by notice to Tenant.

            4.3. Additional Rent. All Rent not characterized as Base Rent or Escalation Rent shall constitute additional rent, and if payable to Landlord shall, unless otherwise specified in this Lease, be due and payable twenty (20) days after Tenant's receipt of Landlord's invoice therefor.

            4.4. Late Payment of Rent; Interest. Tenant acknowledges that late payment by Tenant of any Rent will cause Landlord to incur administrative costs not contemplated by this Lease, the exact amount of which are extremely difficult and impracticable to ascertain based on the facts and circumstances pertaining as of the Lease Date. Accordingly, if any Rent is not paid by Tenant within five (5) days after Landlord's delivery of notice of payment due, Tenant shall pay to Landlord, with such Rent, a late charge equal to four percent (4%) of such Rent. Any Rent, other than late charges, due Landlord under this Lease, if not paid when due, shall also bear interest from the date due until paid, at the rate of ten percent (10%) per annum or, if a higher rate is legally permissible, at the highest rate legally permitted. The parties acknowledge that such late charge and interest represent a fair and reasonable estimate of the administrative costs and loss of use of funds Landlord will incur by reason of a late Rent payment by Tenant, but Landlord's acceptance of such late charge and/or interest shall not constitute a waiver of Tenant's default with respect to such Rent or prevent Landlord from exercising any other rights and remedies provided under this Lease, at law or in equity.

      5. Calculation and Payments of Escalation Rent. During each full or partial Fiscal Year of the Term, Tenant shall pay to Landlord Escalation Rent in accordance with the following procedures:

            5.1. Payment of Estimated Escalation Rent. During the last month of the Base Year and the last month of each fiscal Year, or as soon thereafter as practicable, Landlord shall give Tenant notice of its estimate of Escalation Rent due for the next ensuing Fiscal Year. On or before the first day of each month during such next ensuing Fiscal Year (commencing January 1, 1999), Tenant shall pay to Landlord in advance, in addition to Base Rent, one-twelfth (1/12th) of such estimated Escalation Rent. In the event such notice is given after December 31st of any year during the Term, (i) Tenant shall continue to pay Escalation Rent on the basis of the prior Fiscal Year's estimate until the month after such notice is given, (ii) subsequent payments by Tenant shall be based of the estimate of Escalation Rent set forth in Landlord's notice, and (iii) within thirty (30) days after the delivery of Landlord's notice, Tenant shall also pay the difference, if any, between the amount previously paid for such Fiscal Year and the amount which Tenant would have paid through the month in which such notice is given, based on Landlord's noticed estimate or, in the alternative, if such amount previously paid by Tenant for such Fiscal Year through the month in which such notice is given exceeds the amount which Tenant would have paid through such month based on Landlord's noticed estimate, Landlord shall credit such excess amount against the next monthly payments of Rent due from Tenant. If at any time Landlord reasonably determines that the Escalation Rent for the current Fiscal Year will vary from Landlord's estimate by more than five percent (5%), Landlord may, by notice to Tenant, revise its estimate for such Fiscal Year, and subsequent payments by Tenant for such Fiscal Year shall be based upon such revised estimate.

            5.2. Escalation Rent Statement and Adjustment. Within one hundred twenty (120) days after the close of each Fiscal Year, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of the actual Escalation Rent for such Fiscal Year, accompanied by a statement prepared by

Landlord showing in reasonable detail the Operating Expenses and the Real Estate Taxes comprising the actual Escalation Rent. If Landlord's statement shows that Tenant owes an amount less than the payments previously made by Tenant for such Fiscal Year, Landlord shall credit the difference first against any sums then owed by Tenant to Landlord and then against the next payment or payments of Rent due Landlord, except that if a credit amount is due Tenant after termination of this Lease, Landlord shall pay to Tenant any excess remaining after Landlord credits such amount against any sums owed by Tenant to Landlord. If Landlord's statement shows that Tenant owes an amount more than the payments previously made by Tenant for such Fiscal Year, Tenant shall pay the difference to Landlord within thirty (30) days after delivery of the statement. Tenant shall have the right to audit Landlord's calculation of Operating Expenses and Real Estate Taxes, subject to the following limitations: (i) such audit shall be conducted no more than one time per calendar year, (ii) such audit may not be conducted by a person or entity whose compensation is in any way calculated based on the results of such audit, (iii) Landlord shall pay Tenant's reasonable out-of-pocket cost (but not to exceed $3,000.00) of any such audit undertaken by Tenant in accordance with the foregoing which is reasonably approved by Landlord and which discloses an overstatement of Operating Expenses of more than four percent (4%), and (iv) if at the time of the performance of the audit the Landlord under this Lease is Teacher's Insurance and Annuity Association ("Teachers'"), then Tenant shall only have the right to examine Teachers' books which related to the Operating Expenses in question. Landlord shall use reasonable due diligence to maintain complete and accurate records of Operating Expenses and Real Estate Taxes.

            5.3. Proration for Partial Year. If this Lease terminates other than on the last day of a Fiscal Year (other than due to Tenant's default), the amount of Escalation Rent for such fractional Fiscal Year shall be prorated on a daily basis. Upon such termination, Landlord may, at its option, calculate the adjustment in Escalation Rent prior to the time specified in Section 5.2 above. Tenant's obligation to pay Escalation Rent, as set forth in Paragraph 5.2, above, shall survive the expiration or termination of this Lease. Upon expiration, either Landlord or Tenant, as the case may be, shall make any payments to the other necessary to refund or pay any excess or underpayment of Escalation Rent.

      6. Impositions Payable by Tenant. Tenant shall pay all Impositions prior to delinquency. If billed directly to Tenant, Tenant shall pay such Impositions and concurrently deliver to Landlord evidence of such payments. If any Impositions are billed to Landlord or included in bills to Landlord for Real Estate Taxes or other charges, then Tenant shall pay to Landlord all such amounts within fifteen (15) days after delivery of Landlord's invoice therefor. If applicable law prohibits Tenant from reimbursing Landlord for an Imposition, but Landlord may lawfully increase the Base Rent to account for Landlord's payment of such Imposition, the Base Rent payable to Landlord shall be increased to net to Landlord the same return without reimbursement of such Imposition as would have been received by Landlord with reimbursement of such Imposition. Tenant's obligation to pay Impositions which have accrued and remain unpaid upon the expiration or earlier termination of this Lease shall survive the expiration or earlier termination of this Lease.

      7.    Use of Premises.

            7.1. Permitted Use. The Premises shall be used solely for the Permitted Use and for no other use or purpose.

            7.2. No Violation of Legal and Insurance Requirements. Tenant shall not do or permit to be done, or bring or keep or permit to be brought or kept, in or about the Premises, or any other portion of Bay Center, anything which (i) is prohibited by or will in any way conflict with any law, ordinance, rule or regulation; (ii) would invalidate or be in conflict with the provisions of any insurance policy carried by Landlord or Tenant on any portion of Bay Center or Premises, or any property therein; or (iii) would cause a cancellation of any such insurance, increase the existing rate of (unless Tenant actually pays 100% of such increased premium) or materially and adversely affect any such Landlord's insurance, or subject Landlord to any liability or responsibility for injury to any person or property. If Tenant does or permits anything to be done which increases the cost of any of Landlord's insurance, or which results in the need, in Landlord's reasonable judgment, for additional insurance by Landlord or Tenant with respect to any portion of Bay Center or Premises, then Tenant shall reimburse Landlord, upon demand, for any such additional costs or the costs of such additional insurance, and/or procure such additional insurance at Tenant's sole cost and expense. Exercise by Landlord of such right to require reimbursement of additional costs (including the costs of procuring of additional insurance) shall not limit or preclude Landlord from prohibiting Tenant's impermissible use of the Premises or from invoking any other right or remedy available to Landlord under this Lease.

            7.3. Compliance with Legal, Insurance and Life Safety Requirements. Except as provided in clauses (i) through (iii) below, Tenant, at its cost and expense, shall promptly comply with all laws, ordinances, rules, regulations, orders and other governmental requirements, the requirements of any board of fire underwriters or other similar body, any directive or occupancy certificate issued pursuant to any law by any public officer or officers, the provisions of all recorded documents affecting any portion of Bay Center and all life safety programs, procedures and rules implemented or promulgated by Landlord ("Laws"). Tenant shall not, however, be required to comply with Laws requiring Tenant to make structural changes to the Premises unless necessitated, in whole or in part, by (i) Tenant's specific use or occupancy of, or business conducted in, the Premises, (ii) any acts or omissions of Tenant, its employees, agents, contractors, invitees or licensees, or (iii) Alterations.

            7.4. No Nuisance. Tenant shall not (i) do or permit anything to be done in or about the Premises, or any other portion of Bay Center, which would injure or annoy, or obstruct or interfere with the rights of, Landlord or other occupants of Bay Center, or others lawfully in or about Bay Center; (ii) use or allow the Premises to be used in any manner inappropriate for a Class A office building, or for any improper or objectionable purposes; or (iii) cause, maintain or permit any nuisance or waste in, on or about the Premises, or any other portion of Bay Center.

            7.5. Hazardous Substances. The term "hazardous substances" as used in the Lease, is defined as follows:

      Any element, compound, mixture, solution, particle or substance, which presents danger or potential danger of damage or injury to health, welfare or to the environment including, but not limited to: (i) those substances which are inherently or potentially radioactive, explosive, ignitable, corrosive, reactive, carcinogenic or toxic and (ii) those substances which have been recognized as dangerous or potentially dangerous to health, welfare or to the environment by any federal, municipal, state, county or other governmental or quasi-governmental authority and/or any department or agency thereof, including, but not limited to, hazardous substances and materials described in CERCLA, as amended, and in any applicable state or local laws and regulations adopted thereunder.

      Tenant represents and warrants to Landlord and agrees that at all times during the term of this Lease and any extensions or renewals thereof, Tenant shall:

            (i) promptly comply at Tenant's sole cost and expense, with all laws, orders, rules, regulations, certificates of occupancy, or other requirements, as the same now exist or may hereafter be enacted, amended or promulgated, of any federal, municipal, state, county or other governmental or quasi-governmental authorities and/or any department or agency thereof relating to the manufacturing, processing, distributing, using, producing, treating, storing (above or below ground level), disposing or allowing to be present (the "Environmental Activity") of hazardous substances in or about the Premises (each, a "Law", and all of them, "Laws") by Tenant , its assignees and subtenants, and their respective agents, employees, contractors and invitees, and Tenant shall not cause (or permit its agents, employees, subtenants or contractors to cause) the release or escape of any hazardous substances in or about the Building.

            (ii) indemnify and hold Landlord, its agents and employees, harmless from any and all demands, claims, causes of action, penalties, liabilities, judgments, damages (including consequential damages) and expenses (including, without limitation, court costs and reasonable attorneys' fees) incurred by Landlord as a result of (a) Tenant's failure or delay in properly complying with any Law to the extent the same relates to Environmental Activity of Tenant in or about the Premises, or (b) any adverse effect which results from the Environmental Activity of Tenant, whether Tenant or Tenant's subtenants or any of their respective agents, employees, contractors or invitees, with or without Tenant's consent has caused, either intentionally or unintentionally, such Environmental Activity. If any action or proceeding is brought against Landlord, its agents or employees by reason of any such claim, Tenant, upon notice from Landlord, will defend such claim at Tenant's expense with counsel reasonably satisfactory to Landlord. This indemnity obligation by Tenant of Landlord will survive the expiration or earlier termination of this Lease.

            (iii) promptly disclose to Landlord by delivering, in the manner prescribed for delivery of notice in this Lease, a copy of any forms, submissions, notices, reports, or other written documentation (each, a "Communication") relating to any Environmental Activity, whether any such Communication is delivered to Tenant or any of its subtenants or is requested of Tenant or any of its subtenants by any federal, municipal, state, county or other government or quasi-governmental authority and/or any department or agency thereof.

            (iv) in the event there is a release of any hazardous substance as a result of or in connection with any Environmental Activity by Tenant or any of Tenant's subtenants or any of their respective agents, employees, contractors or invitees, which must be remediated under any Law, Landlord shall perform the necessary remediation; and Tenant shall reimburse Landlord for all costs thereby incurred within fifteen (15) days after delivery of a written demand therefor from Landlord (which shall be accompanied by reasonable substantiation of such costs). In the alternative, Landlord shall have the right to require Tenant, at its sole cost and expense, to perform the necessary remediation in accordance with a detailed plan of remediation which shall have been approved in advance in writing by Landlord. Landlord shall give notice to Tenant within thirty
      (30) days after Landlord receives notice or obtains knowledge of the required remediation. The rights and obligations of Landlord and Tenant set forth in this subparagraph

      (iv) shall survive the expiration or earlier termination of this Lease.

            (v) notwithstanding any other provisions of this Lease, allow Landlord, and any authorized representative of Landlord, access and the right to enter and inspect the Premises for Environmental Activity, at any time deemed reasonable by Landlord, without prior notice to Tenant.

      Compliance by Tenant with any provision of this Section 7.5 shall not be deemed a waiver of any other provision of this Lease. Without limiting the foregoing, Landlord's consent to any Environmental Activity shall not relieve Tenant of its indemnity obligations under the terms hereof.

            7.6. Special Provisions Relating to The Americans With Disabilities Act of 1990.

                  7.6.1. Allocation of Responsibility to Landlord. As between Landlord and Tenant, Landlord shall be responsible that the public entrances, stairways, corridors, restrooms, elevators and elevator lobbies and other public areas in the Building and in Bay Center comply with the requirements of Title III of the Americans with Disabilities Act of 1990 (42 U.S.C. 12181, et seq., The Provisions Governing Public Accommodations and Services Operated by Private Entities), and all regulations promulgated thereunder, and all amendments, revisions or modifications thereto now or hereafter adopted or in effect in connection therewith (hereinafter collectively referred to as the "ADA"), and to take such actions and make such alterations and improvements as are necessary for such compliance. All costs incurred by Landlord in discharging its responsibilities under this Section 7.6.1 shall be included in Operating Expenses as provided in Section 1.1. Landlord shall protect, defend, indemnify and hold Tenant harmless from and against any claim, demand, cause of action, obligation, liability, loss, cost or expense (including reasonable attorneys' fees) which may be asserted against or incurred by Tenant as a result of Landlord's failure in any respect to comply with its obligations set forth hereinabove in this Section 7.6.1. Landlord's indemnity obligations set forth in the immediately preceding sentence shall survive the expiration or earlier termination of this Lease.

                  7.6.2. Allocation of Responsibility to Tenant. As between Landlord and Tenant, Tenant, at its sole cost and expense, shall be responsible that the Premises, all Alterations to the Premises, Tenant's use and occupancy of the Premises, and Tenant's performance of its obligations under this Lease, comply with the requirements of the ADA, and to take such actions and make such Alterations as are necessary for such compliance; provided, however, that Tenant shall not make any such Alterations except upon Landlord's prior written consent pursuant to the terms and conditions of this Lease. Tenant shall protect, defend, indemnify and hold Landlord harmless from and against any claim, demand, cause of action, obligation, liability, loss, cost or expense (including reasonable attorneys' fees) which may be asserted against or incurred by Landlord as a result of Tenant's failure in any respect to comply with its obligations set forth hereinabove in this Section 7.6.2. Tenant's indemnity obligations set forth in the immediately preceding sentence shall survive the expiration or earlier termination of this Lease to the extent of claims based on events occurring before such expiration or termination.

                  7.6.3. General. Notwithstanding anything in this Lease to the contrary, no act or omission of Landlord, including any approval, consent or acceptance by Landlord or Landlord's agents, employees or other representatives, shall be deemed an agreement, acknowledgment, warranty, or other representation by Landlord that Tenant has complied with the ADA or that any action, alteration or improvement by Tenant complies or will comply with the ADA or constitutes a waiver by Landlord of Tenant's obligations to comply with the ADA under this Lease or otherwise. Any failure of Landlord to comply with the obligations of the ADA shall not relieve Tenant from any obligations under this Lease or constitute or be construed as a constructive or other eviction of Tenant or disturbance of Tenant's use and possession of the Premises.

            7.7 Special Hazardous Provisions. The Premises are located on a portion of a parcel which is sometimes know as the "Bay Center" or as "EmeryBay" and portions of which were formerly known as the "Delta Trucking" site and "Garrett Trucking" site. In 1986, it was discovered that materials of concern, including various organic compounds and metals; were deposited in and on the Bay Center site as a result of previous activities at the Bay Center site. Since that time, the Alameda County Health Services Unit has supervised the remediation at Bay Center. Landlord's consultants have advised that materials of concern in the soil have either been properly removed off-site or have been encapsulated so as to not pose a health hazard to occupants. The remediation of groundwater is in progress.

      8.    Building Services.

            8.1. Maintenance of Bay Center. Landlord shall maintain Bay Center (other than the Premises and the premises of other tenants of Bay Center) in good order and condition, except for ordinary wear and tear, damage by casualty or condemnation, or damage occasioned by the act or omission of Tenant or Tenant's employees, agents, contractors, licensees or invitees, which damage shall be repaired by Landlord at Tenant's expense (subject to the provisions of Section 15). Landlord's maintenance of, and provision of services to, the Building shall be performed in a manner consistent with that of comparable office buildings in the Emeryville/Oakland, California area, but in no event shall Landlord's maintenance of, and provision of services to, the Building be less than the maintenance and services provided by Landlord as of the date of this Lease unless there is a material reduction, after the Commencement Date, of the maintenance or services generally provided to other comparable office buildings in the Emeryville/Oakland, California area. Landlord shall have the right in connection with its maintenance of Bay Center hereunder (i) to change the arrangement and/or location of any amenity, installation or improvement in the public entrances, stairways, corridors, elevators and elevator lobbies, and other public areas in the Building, or other public areas of Bay Center, and
(ii) to utilize portions of the public areas in the Building and Bay Center from time to time for entertainment, displays, product shows, leasing of kiosks or such other uses that in Landlord's sole judgment tend to attract the public, so long as such uses do not materially interfere with or impair Tenant's access to or use or occupancy of the Premises; provided, however, that Landlord shall have no right to make any modifications to the lobby of the Building (unless required by applicable law) that would materially and adversely affect the overall quality of the lobby of the Building provided further, however, that Landlord shall have no right to make any alterations within the Premises unless required by applicable law. Landlord shall not be in default under this Lease or liable for any damages directly or indirectly resulting from or incidental to, nor shall the rental reserved in this Lease be abated by reason of, Landlord's failure to make any repair or to perform any maintenance required to be made or performed by Landlord under this Section 8.1, unless such failure shall persist for an unreasonable time after written notice of the need for such repair or maintenance is given to Landlord by Tenant.

            8.2. Building Standard Services. Landlord shall cause to be furnished to Tenant:

(i) tepid and cold water to those points of supply and in volumes provided for general use of tenants in the Building; (ii) electricity in the amounts provided by Landlord as of the date of this Lease for lighting and the operation of electrically powered office equipment; (iii) heat, ventilation and air conditioning to the extent reasonably required for the comfortable occupancy by Tenant of the Premises during the period from 7:00 a.m. to 6:00 p.m. on weekdays, or such shorter period as may be prescribed by any applicable policies, regulations or guidelines adopted by any federal, state or local governmental or quasi-governmental entities or utility suppliers; (iv) passenger elevator service; (v) freight elevator service subject to then applicable Building standard procedures and scheduling; (vi) lighting replacement for Building standard lights; (vii) restroom supplies; (viii) window washing as determined by Landlord; (ix) janitor service on a five (5) day per week basis (excluding Building holidays), except for portions of the Premises used for preparing or consuming food or beverages, as set forth in Exhibit E attached to this Lease; and (x) security to the extent provide by Landlord for Bay Center as of the date of this Lease (but not individually for Tenant or the Premises), except that Landlord shall not be liable in any manner for acts of others, criminal or otherwise, or for any direct, consequential or other loss, damage, death or injury related to any interruption, discontinuance, malfunction, circumvention or failure of such security service. Landlord shall use reasonable efforts to cause the services described in items (i) - (iv) above to be provided 24 hours per day. Landlord may establish in the Premises or other portions of Bay Center such measures as are required by laws, ordinances, rules or regulations or as it deems necessary or appropriate (and are customary in comparable buildings in the vicinity of the Building) to conserve energy, including automatic switching of lights and/or more efficient forms of lighting.

            8.3. Interruption or Unavailability of Services. Rent shall not abate, no constructive or other eviction shall be construed to have occurred, Tenant shall not be relieved from any of its obligations under this Lease, and Landlord shall not be in default hereunder or liable for any damages directly or indirectly resulting from, the failure of Landlord to furnish, or delay in furnishing, any maintenance or services under this Article 8 as a result of repairs, alterations, improvements or any circumstances beyond Landlord's reasonable control. Landlord shall use reasonable diligence to remedy any failure or interruption in the furnishing of such maintenance or services and Landlord shall use reasonable efforts to minimize interference with Tenant's operation in connection with any repairs, alterations, or improvements undertaken by Landlord. Notwithstanding the foregoing, if the Premises should become not reasonably suitable for Tenant's use as a consequence of the cessation of utilities or other material services required to be provided to the Premises by Landlord, unless such cessation results from the acts or omissions of Tenant or Tenant's contractors, agents or employees, then Tenant shall be entitled to an abatement of Rent if such cessation or interruption persists for a continuous period of thirty (30) days or more (such abatement to commence on the thirty-first day following such cessation and such abatement shall continue until such utilities or material services are restored to the extent that the Premises are reasonably suitable for Tenant's use.

            8.4. Tenant's Use of Excess Electricity and Water. The parties acknowledge that as of the date of this Lease, Tenant does not consume quantities of electricity, water or gas in excess of the amounts customarily consumed by users of office space (the "Customary Consumption Amounts"). Tenant shall not, without Landlord's prior consent, which shall not be unreasonably withheld, (i) install in the Premises (A) lighting, the aggregate average daily power usage of which exceeds the Customary Consumption Amount, or lighting and equipment, the aggregate average daily power usage of which exceeds the Customary Consumption Amount, or which requires a voltage other than 110 volts single-phase, (B) heat generating equipment which causes the Premise to exceed the Customary Consumption

Amount, or (C) supplementary air conditioning facilities, or (ii) permit average occupancy levels in excess of one person per two hundred fifty (250) feet of Rentable Area. If Tenant is likely to or does consume quantities of electricity, gas or water in excess of the Customary Consumption Amounts, then Landlord shall have the right, at Tenant's sole cost and expense, to install separate metering for such utilities or to separately charge Tenant for any quantity of such utilities consumed by Tenant beyond the Customary Consumption Amounts. Any such charges made by Landlord to Tenant shall be reasonably determined by Landlord and shall be promptly paid by Tenant to Landlord as Additional Rent. Landlord may, at Landlord's sole option, elect to rate the quantity of utilities consumed by Tenant at the Premises. Such consumption shall be determined, at Tenant's option, by one of the following methods: (i) a rating by an appropriately licensed engineer with costs to be computed on an average daily basis; (ii) metering by a licensed utility company responsible for service to Bay Center; or
(iii) a rating by an appropriately licensed engineer and monitored by Landlord's central project computer. Any charge for utilities in excess of the Customary Consumption Amount shall be at Landlord's actual cost. In each such case, the costs for administering such methods shall be borne by Tenant. Appropriate adjustments shall be made to reflect the separate metering or charges.

            8.5. Provision of Additional Services. If Tenant desires services in additional amounts or at different times than set forth in Section 8.2 above, or any other services that are not provided for in this Lease, Tenant shall make a request for such services to Landlord with such advance notice as Landlord may reasonably require. If Landlord provides such services to Tenant, Tenant shall pay Landlord's actual cost for such services within thirty (30) days after Tenant's receipt of Landlord's invoice, except that (i) electricity shall be charged at Landlord's actual cost, (ii) the initial charge for additional HVAC service provided by the Building central system shall be at the rate of $20.00/hour/half-floor (the "HVAC Additional Rate"); (iii) the initial charge for additional lighting service provided by the Building central system shall be at the rate of $6.25/hour/half-floor (the "Lighting Additional Rate"); provided, however, that Landlord shall have the right, from time to time during the Term, to increase the HVAC Additional Rate and the Lighting Additional Rate to reflect increases in Landlord's actual cost for providing additional HVAC service and ventilation service. Notwithstanding the foregoing, if at any time Teachers becomes the Landlord under this Lease, then during the time that Teachers is the Landlord under this Lease the amounts charged by Landlord under items (i), (ii) and (iii) of this Section 8.5 shall be charged at Landlord's actual cost.

      9. Maintenance of Premises. Tenant shall, at all times during the Term, at Tenant's cost and expense, keep the Premises in good condition and repair, except for ordinary wear and tear and damage by casualty or condemnation. Except as may be specifically set forth in this Lease, Landlord has no obligation to alter, remodel, improve, repair, decorate or paint the Premises, or any part thereof, or any obligation respecting the condition, maintenance and repair of the Premises or any other portion of Bay Center. Tenant hereby waives all rights, including those provided in California Civil Code Section 1941 or any successor statute, to make repairs which are Landlord's obligation under this Lease at the expense of Landlord or to receive any setoff or abatement of Rent or in lieu thereof to vacate the Premises or terminate this Lease.

      10.   Alterations to Premises.

            10.1. Landlord Consent; Procedure. Tenant shall not make or permit to be made any Alterations without Landlord's prior consent, which consent shall not be unreasonably withheld, and in this regard (i) Landlord's consent shall not be required for nonstructural interior alterations costing less than $10,000.00 per work of improvement, and
(ii) Landlord's consent shall not be required for the installation of demountable walls and partitions not affixed to the floor rendering the carpets unuseable. Any Alterations to which Landlord has consented shall be made in accordance with procedures as then established by Landlord and the provisions of this Article 10.

            10.2. General Requirements. All Alterations shall be made at Tenant's cost and expense. Tenant shall be solely responsible for compliance with applicable laws, ordinances, rules and regulations in connection with all Alterations. Tenant shall have the right to use any contractor to perform any Alterations, so long as such contractor is a licensed California contractor, and so long as such contractor is bondable, as reasonably determined by Landlord. Tenant shall be responsible for the cost of any additional alterations required by applicable laws, ordinances, rules and regulations to be made by Landlord to any portion of Bay Center as a result of Alterations. Tenant shall promptly commence or cause the commencement of construction of all Alterations and complete or cause completion of the same with due diligence as soon as possible after commencement in order to cause the least disruption to Bay Center operations and occupants and to continue Tenant's business in the Premises. In connection with installing or removing Alterations, Tenant shall pay Landlord's actual and reasonable out of pocket costs for review and approval of Tenant's plans, specifications and working drawings, and administration by Landlord (or its agent) of the construction, installation or removal of Alterations, and restoration of the Premises to their previous condition.

            10.3. Removal of Alterations. If requested by Landlord at any time prior to ninety (90) days before expiration of the Term, Tenant shall, prior to the expiration of the Term or termination of this Lease, remove such Alteration at Tenant's cost and expense and restore the Premises to the condition existing prior to the installation of such Alteration; provided, however, that if Landlord's approval of such Alterations was granted pursuant to this Article 10, then at the time of granting such approval, Landlord shall reasonably designate whether Tenant shall be obligated to remove such Alterations at the expiration of the Term or termination of this Lease; provided further, however, that Landlord's failure to give such notice at such time shall constitute Landlord's determination that such Alterations shall be removed by Tenant at the expiration of the Term or termination of this Lease. If Tenant fails so to do, then Landlord may remove such Alteration and perform such restoration and Tenant shall reimburse Landlord for Landlord's cost and expense incurred to perform such removal and restoration (which obligation of Tenant shall survive the expiration or earlier termination of this Lease). Tenant shall repair at its cost and expense all damage to the Premises or Bay Center caused by the removal of such Alteration. Subject to the foregoing provisions regarding removal, all Alterations (including any above Building standard improvements to the Premises) shall be Landlord's property and from and after the expiration or earlier termination of this Lease shall remain on the Premises without compensation to Tenant. Notwithstanding the foregoing, Tenant shall have no obligation to remove any of the tenant improvements existing in the Premises as of the Commencement Date.

      11. Liens. Tenant shall keep the Premises and Bay Center free from any liens arising out of any work performed or obligations incurred by or for, or materials furnished to, Tenant pursuant to this Lease or otherwise. Landlord shall have the right to post and keep posted on the Premises any notices required by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and Bay Center from such liens and to take any other action at the expense of Tenant that Landlord deems necessary or appropriate to prevent, remove or discharge such liens. Tenant shall protect, defend, indemnify and hold Landlord harmless from and against any claim, demand, cause of action, obligation, liability, loss, cost or expense (including reasonable attorneys' fees) which may be asserted against or incurred by Landlord as a result of Tenant's failure to comply with the foregoing obligation (which indemnity obligation shall survive the expiration or earlier termination of this Lease).

      12.   Damage or Destruction.

            12.1. Obligation to Repair. Except as otherwise provided in this
Article 12, if the Premises, or any other portion of Bay Center necessary for Tenant's use and occupancy of the Premises, are damaged or destroyed by fire or other casualty, Landlord shall, within thirty (30) days after such event, notify Tenant of the estimated time, in Landlord's reasonable judgment, required to repair such damage or destruction. If Landlord's estimate of time is less than one hundred eighty (180) days after the date of damage or destruction, then (i) Landlord shall proceed with all due diligence to repair the Premises, and/or the portion of Bay Center necessary for Tenant's use and occupancy of the Premises, to substantially the condition existing immediately before such damage or destruction, as permitted by and subject to then applicable laws, ordinances, rules and regulations; (ii) this Lease shall remain in full force and effect; and (iii) Base Rent shall abate for such part of the Premises rendered unusable by Tenant in the conduct of its business during the time such part is so unusable, in the proportion that the Rentable Area contained in the unusable part of the Premises bears to the total Rentable Area of the Premises.

            12.2. Landlord's Election. If Landlord determines that the necessary repairs cannot be completed within one hundred eighty (180) days after the date of damage or destruction, or if such damage or destruction arises from causes not covered by Landlord's insurance policy then in force ("Uninsured Loss") and the Uninsured Loss exceeds 2% of the replacement cost of the Building, Landlord may elect, in its notice to Tenant pursuant to Section 12.1, to (i) terminate this Lease or (ii) repair the Premises or the portion of Bay Center necessary for Tenant's use and occupancy of the Premises pursuant to the applicable provisions of Section 12.1 above. In addition, if Landlord determines that the necessary repairs cannot be completed within one hundred eighty (180) days after the date of damage or destruction, then Tenant shall have the right, for a period of twenty (20) days after receipt of Landlord's notice, to elect to terminate this Lease. If Landlord or Tenant terminates this Lease, then this Lease shall terminate as of the date of occurrence of the damage or destruction. Notwithstanding the foregoing, Landlord may not terminate this Lease in connection with an Uninsured Loss, and must restore the damage caused by the Uninsured Loss, if (i) the Uninsured Loss exceeds 2%, but is less than 10%, of the replacement cost of the Building, and (ii) Landlord does not covenant in writing to Tenant that Landlord will not enter into a lease of the Premises with another tenant within two hundred seventy (270) days after the date of such Uninsured Loss which lease would permit such tenant to occupy the Premises within such two hundred seventy (270) day period; provided, however, that the terms of this sentence shall apply only to the original Landlord under this Lease and shall not apply to any successor landlord.

            12.3. Cost of Repairs. Landlord shall pay the cost for repair of Bay Center and all improvements in the Premises, other than any Alterations. Tenant shall pay the costs to repair all Alterations (but Landlord shall make available to Tenant for such purpose any insurance proceeds received by Landlord for such purpose under Landlord's insurance policy then in force).

            12.4. Damage at End of Term. Notwithstanding anything to the contrary contained in this Article 12, if the Premises or any portion of the Building are damaged or destroyed by fire or other casualty within the last six (6) months of the Term, then either Tenant or Landlord shall have the right, in its sole discretion, to terminate this Lease by notice to the other given within ninety (90) days after the date of such event. Such termination shall be effective on the date specified in such party's notice to the other party, but in no event later than the end of such 90-day period.

            12.5. Waiver of Statutes. The respective rights and obligations of Landlord and Tenant in the event of any damage to or destruction of the Premises, or any other portion of Bay Center, are governed exclusively by this Lease. Accordingly, Tenant hereby waives the provisions of any law to the contrary, including California Civil Code Sections 1932(2) and 1933(4) providing for the termination of a lease upon destruction of the leased property.

      13.   Eminent Domain.

            13.1. Effect of Taking. Except as otherwise provided in this Article 13, if all or any part of the Premises is taken as a result of the exercise of the power of eminent domain or condemned for any public or quasi-public purpose, or if any transfer is made in avoidance of such exercise of the power of eminent domain (collectively, "taken" or a "taking"), this Lease shall terminate as to the part of the Premises so taken as of the effective date of such taking. On a taking of a portion of the Premises, Landlord and Tenant shall each have the right to terminate this Lease by notice to the other given within thirty (30) days after the effective date of such taking, if the portion of the Premises taken is of such extent and nature so as to materially impair Tenant's business use of the balance of the Premises, as reasonably determined by the party giving such notice. On a taking of a portion of Bay Center, Tenant shall have the right to terminate this Lease by notice to Landlord given within thirty (30) days after the effective date of such taking, if the portion of Bay Center (but not the Premises) taken is of such extent and nature so as to materially impair Tenant's ability to use the Premises, as reasonably determined by Tenant. Such termination shall be operative as of the effective date of the taking. Landlord may also terminate this Lease on a taking of any other portion of Bay Center if Landlord reasonably determines that such taking is of such extent and nature as to render the operation of the remaining Bay Center economically infeasible or to require a substantial alteration or reconstruction of such remaining portion. Landlord shall elect such termination by notice to Tenant given within thirty
(30) days after the effective date of such taking, and such termination shall be operative as of the effective date of such taking. Upon a taking of the Premises which does not result in a termination of this Lease, the Base Rent shall thereafter be reduced as of the effective date of such taking in the proportion that the Rentable Area of the Premises so taken bears to the total Rentable Area of the Premises.

            13.2. Condemnation Proceeds. Except as hereinafter provided, in the event of any taking, Landlord shall have the right to all compensation, damages, income, rent or awards made with respect thereto (collectively an "award"), including any award for the value of the leasehold estate created by this Lease. No award to Landlord shall be apportioned and, subject to Tenant's rights hereinafter specified, Tenant hereby assigns to Landlord any right of Tenant in any award made for any taking. So long as such claim will not reduce any award otherwise payable to Landlord under this Section 13.2, Tenant may seek to recover, at its cost and expense, as a separate claim, any damages or awards payable on a taking of the Premises to compensate for the unamortized cost paid by Tenant for any Alterations, or for Tenant's personal property taken, or for interference with or interruption of Tenant's business (including goodwill), or for Tenant's removal and relocation expenses.

            13.3. Restoration of Premises. On a taking of the Premises which does not result in a termination of this Lease, Landlord and Tenant shall restore the Premises as nearly as possible to the condition they were in prior to the taking in accordance with the applicable provisions and allocation of responsibility for repair and restoration of the Premises on damage or destruction pursuant to Article 12 above, and both parties shall use any awards received by such party attributable to the Premises for such purpose.

            13.4. Taking at End of Term. Notwithstanding anything to the contrary contained in this Article 13, if the Premises are taken within the last three hundred sixty-five (365) days of the Term, then Landlord shall have the right, in its sole discretion, to terminate this Lease by notice to Tenant given within ninety (90) days after the date of such taking. Such termination shall be effective on the date specified in Landlord's notice to Tenant, but in no event later than the end of such 90-day period.

            13.5. Tenant Waiver. The rights and obligations of Landlord and Tenant on any taking of the Premises or any other portion of Bay Center are governed exclusively by this Lease. Accordingly, Tenant hereby waives the provisions of any law to the contrary, including California Code of Civil Procedure Sections 1265.120 and 1265.130, or any similar successor statute.

      14.   Insurance.

            14.1. Insurance. Landlord, with respect to Bay Center, and Tenant, at its cost and expense with respect to the Premises, shall each maintain or cause to be maintained, from the Lease Date and throughout the Term, a policy or policies of Commercial General Liability insurance with limits of liability not less than Two Million Dollars ($2,000,000.00) per occurrence and in the aggregate. Each policy shall contain coverage for blanket contractual liability, personal injury liability, and premises operations, coverage deleting liquor liability exclusions and, as to Tenant's insurance, fire legal liability. Landlord shall have the right to approve the deductible under each policy of Tenant's liability insurance, such approval not to be unreasonably withheld. In addition, Landlord shall, at its sole cost and expense, keep in force an extended coverage property damage insurance policy (excluding earthquake coverage) on the Building in an amount not less than 100% of the replacement cost of the Building; provided, however, that if at any time during the Term such insurance is not available at commercially reasonable rates, then Landlord shall, to the extent such insurance is available at commercially reasonable rates, obtain extended coverage property damage insurance with the maximum amount of coverage that is available at commercially reasonable rates.

            14.2. Form of Policies. All insurance required by this Article 14 shall be issued on an occurrence basis by solvent companies qualified to do business in the State of California. Any insurance required under this Article 14 may be maintained under a "blanket policy", insuring other parties and other locations, so long as the amount and coverage required to be provided hereunder is not thereby diminished. Tenant shall provide Landlord a copy of each policy of insurance or a certificate thereof certifying that the policies contain the provisions required hereunder. Tenant shall deliver such policies or certificates to Landlord within (30) days after the Lease Date, but in no event less than ten (10) business days prior to the Commencement Date or such earlier date as Tenant or Tenant's contractors, agents, licensees, invitees or employees first enter the Premises and, upon renewal, not less than thirty (30) days prior to the expiration of such coverage. All evidence of insurance provided to Landlord shall provide (i) that Landlord, Landlord's managing agent and any other person requested by Landlord who has an insurable interest, is designated as an additional insured without limitation as to coverage afforded under such policy; (ii) for severability of interests or that the acts or omissions of one of the insureds or additional insureds shall not reduce or affect coverage available to any other insured or additional insured; (iii) that the insurer agrees not to cancel or alter the policy without at least thirty (30) days prior written notice to all additional insureds; (iv) that the aggregate liability applies solely to the Premises and the remainder of Bay Center; and (v) that Tenant's insurance is primary and noncontributing with any insurance carried by Landlord.

            14.3. Workers' Compensation Insurance. Tenant, at its sole cost and expense, shall maintain Workers' Compensation insurance as required by law and employer's liability insurance in an amount of not less than Five Hundred Thousand Dollars ($500,000).

            14.4. Additional Tenant Insurance. Tenant, at its sole cost and expense, shall maintain such other insurance as Landlord may reasonably require from time to time, but in no event may Landlord require any other insurance which is (i) not then being required of comparable tenants leasing comparable amounts of space in comparable buildings in the vicinity of the Building or (ii) not then available at commercially reasonable rates.

      15. Waiver of Subrogation Rights. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant, for themselves and their respective insurers, agree to and do hereby release each other of and from any and all claims, demands, actions and causes of action that each may have or claim to have against the other for loss or damage to property, both real and personal, notwithstanding that any such loss or damage may be due to or result from the negligence of either of the parties hereto or their respective employees or agents. Each party shall, to the extent such insurance endorsement is lawfully available at commercially reasonable rates, obtain or cause to be obtained, for the benefit of the other party, a waiver of any right of subrogation (a "Subrogation Endorsement") which the insurer of such party may acquire against the other party by virtue of the payment of any such loss covered by such insurance; provided, however, that the waiver contained in this
Section 15 shall not be effective during any period when both Tenant and Landlord do not have in effect a valid Subrogation Endorsement.

      16.   Tenant's Waiver of Liability and Indemnification.

            16.1. Waiver and Release. Except to the extent due to the gross negligence or willful misconduct of Landlord or its employees, agents, or contractors, or Landlord's breach of its obligations under this Lease, Landlord shall not be liable to Tenant or Tenant's employees, agents, contractors, licenses or invitees for, and Tenant waives and releases Landlord and Landlord's managing agent from, all claims for loss or damage to any property or injury, illness or death of any person in, upon or about the Premises and/or any other portion of Bay Center (including claims caused in whole or in part by the act, omission, or neglect of other tenants, contractors, licensees, invitees or other occupants of Bay Center or their agents or employees). The waiver and release contained in this Section 16.1 extends to the officers, directors, shareholders, partners, employees, agents and representatives of Landlord.

            16.2. Indemnification of Landlord. Tenant shall indemnify, defend, protect and hold Landlord harmless of and from any and all loss, liens, liability, claims, causes of action, damage, injury, cost or expense arising out of or in connection with (i) the making of any Alterations, or (ii) injury to or death of persons or damage to property occurring or to the extent resulting from: (A) the use or occupancy of, or the conduct of business in, the Premises by Tenant or its subtenants or any of their respective officers, directors, employees, agents, contractors, invitees or licensees; (B) any other occurrence or condition in or on the Premises (excluding conditions relating to hazardous substances not brought on the Premises by Tenant, its subtenants, and their respective agents, employees, or contractors); and (C) acts, neglect or omissions of Tenant, or its subtenants or any of their respective officers, directors, employees, agents, contractors, invitees or licensees, in or about any portion of Bay Center. Tenant's indemnity obligation includes reasonable attorneys' fees and costs, investigation costs and all other reasonable costs and expenses incurred by Landlord. If Landlord reasonably disapproves the legal counsel proposed by Tenant for the defense of any claim indemnified against hereunder, Landlord shall have the right to appoint its own legal counsel, the reasonable fees, costs and expenses of which shall be included as part of Tenant's indemnity obligation hereunder. The indemnification contained in this Section 16.2 shall extend to the officers, directors, shareholders, partners, employees, agents and representatives of Landlord.

            16.3. Indemnification of Tenant. Landlord shall indemnify, defend, protect and hold Tenant harmless of and from any and all loss, liens, liability, claims, causes of action, damage, injury, cost or expense arising out of or in connection with (i) any gross negligence or willful misconduct by Landlord or any breach or default by Landlord in the performance of any of its obligations under this Lease, or (ii) any loss or damage to property or injury to person occurring in the public entrances, stairways, corridors, elevators and elevator lobbies, and other public areas in the Building or the other public areas in Bay Center (except for such loss, damage or injury for which Tenant is obligated to indemnify Landlord under Section 16.2). The indemnification contained in this
Section 16.2 shall extend to the officers, directors, shareholders, partners, employees, agents and representatives of Tenant.

      17.   Assignment and Subletting.

            17.1. Compliance Required. Tenant shall not, directly or indirectly, voluntary or by operation of law, sell, assign or otherwise transfer this Lease, or any interest herein (collectively, "assign" or "assignment"), or sublet the Premises, or any part thereof, or permit the occupancy of the Premises by any person other than Tenant (collectively, "sublease" or "subletting", the assignee or sublessee under an assignment or sublease being referred to as a "transferee"), without Landlord's prior consent given or withheld in accordance with the express standards and conditions of this Article 17 and compliance with the other provisions of this Article 17. Any assignment or subletting made in violation of this Article 17 shall be void. As used herein, an "assignment" includes any sale or other transfer (such as by consolidation, merger or reorganization) of a majority of the voting stock of Tenant, if Tenant is a corporation, or any sale or other transfer of a majority of the beneficial interest in Tenant, if Tenant is any other form of entity. Tenant acknowledges and agrees that the limitations on Tenant's right to sublet or assign which are set forth in this Article 17 are reasonable and, in particular, that the express standards and conditions upon Tenant's right to assign or sublet which are set forth in this Article 17 are reasonable as of the Lease Date. Notwithstanding the foregoing, an assignment shall not include any of the following (collectively, "Exempt Transfers"): (i) the sale of substantially all of the assets of Tenant, so long as the purchaser of such assets assumes all of Tenant's obligations under this Lease; (ii) the transfer of any stock in connection with a public offering or at any time that the shares of Tenant are publicly traded; (iii) any merger, consolidation or other non-bankruptcy reorganization so long as the net worth of the survivor is the same or better as the tenant immediately prior to the consummation of the transaction, and so long as the survivor assumes all of Tenant's obligations under this Lease; and (iv) any assignment of the Lease to an entity controlling, controlled by or under common control with Tenant (for purposes of this Section 17.1, "control" shall mean the applicable entity holds at least a 50% beneficial ownership in the other entity), so long as the net worth of the assignee is the same or better than Tenant as of the date of the transaction, and so long as the assignee assumes all of Tenant's obligations under this Lease (without the release of Tenant). In addition to the foregoing, Landlord shall have no right to disapprove a sublease to any entity controlling, controlled by , or under common control with Tenant (an "Exempt Sublease"). The transferee under an Exempt Transfer or an Exempt Sublease shall be referred to as an "Exempt Transferee".

            17.2. Request by Tenant; Landlord Response. If Tenant desires to effect an assignment or sublease, Tenant shall submit to Landlord a request for consent together with the identity of the parties to the transaction, the nature of the transferee's proposed business use for the Premises, the proposed documentation for and terms of the transaction, and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved therein, including certified financial information, credit reports, the business background and references regarding the transferee, and an opportunity to meet and interview the transferee. Within the later of twenty
(20) days after the receipt of all such information required by Landlord or five
(5) days after such interview, or within thirty (30) days after the date of Tenant's request to Landlord if Landlord does not request additional information or an interview, Landlord shall have the right, by notice to Tenant, to: (i) consent to the assignment or sublease, subject to the terms of this Article 17;
(ii) decline to consent to the assignment or sublease; or (iii) terminate this Lease as to the affected portion of the Premises as of the date specified by Tenant as the effective date of the proposed assignment or sublease (the "Termination Option"), in which event Tenant will be relieved of all unaccrued obligations hereunder as to such portion as of such date, other than those obligations which survive termination of this Lease. If Landlord elects so to terminate, Tenant shall have the right, by notice to Landlord within five (5) days after Landlord's exercise of such right, to rescind its request for the proposed assignment or subletting, in which event this Lease shall not terminate and shall remain in full force and effect. Notwithstanding the foregoing or the following, Landlord shall have no right to exercise the Termination Option with respect to (i) any Exempt Transfer or Exempt Sublease, or (ii) any sublease that has an entire term (including extension options) of less than two (2) years. Notwithstanding anything to the contrary contained in this Lease, Tenant may, without the consent of Landlord, sublet up to ten percent (10%) of the Rentable Area of the Premises to subtenants whose occupancy is related to Tenant's business, provided that such subtenancy satisfies the following: (i) the premises for such subtenant are not separately demised, (ii) the subtenant operates its business in the Premises for the Permitted Use and in accordance with all of the terms of this Lease, (iii) Tenant delivers written notice to Landlord of the identity of such subtenant and a copy of any sublease with such subtenant, (iv) the occupancy of the subtenant is related to the business of Tenant, and (v) in no event shall any such sublease relieve Tenant of any obligation under this Lease.

            17.3. Conditions for Landlord Approval. In the event Landlord elects not to terminate this Lease (in whole or in part) as provided in clause (iii) of
Section 17.2, Landlord shall not unreasonably withhold its consent to a proposed subletting or assignment by Tenant. Without limiting the grounds on which it may be reasonable for Landlord to withhold its consent to an assignment or sublease, Tenant agrees that Landlord would be acting reasonably in withholding its consent in the following instances: (i) if Tenant is in material default under this Lease; (ii) if the transferee is a governmental or quasi-governmental agency, foreign or domestic; (iii) if the transferee is an existing tenant in the Building; (iv) if Landlord determines that the transferee's business, use and/or occupancy of the Premises would (A) violate any of the terms of this Lease or the lease of any other tenant in Bay Center, or (B) not be compatible with an office use comparable to Tenant's office use as of the date of this Lease, (C) fall within any category of use for which Landlord would not then lease space in the Building under its leasing guidelines and policies then in effect, (D) require any Alterations which would reduce the value of the existing leasehold improvements in the Premises, or (E) result in increased density per floor or require increased services by Landlord in excess of the limits on density and services provided in this Lease; (v) in the case of a sublease, it would result in more than four (4) occupancies on any floor in the Premises, including Tenant and subtenants; (vi) in the case of an assignment, if the financial condition of the transferee does not meet the requirements applied by Landlord for other tenants in the Building under leases with comparable terms, or (vii) in the case of a sublease, if Tenant has not demonstrated to Landlord that the proposed subtenant is financially responsible, with sufficient net worth and net current assets, properly and successfully to operate its business in the Premises and meet the financial and other obligations of this Lease insofar as such obligations are applicable to the subleased premises. If Landlord consents to an assignment or sublease, the terms of such assignment or sublease transaction shall not be modified without Landlord's prior written consent pursuant to this
Article 17. Landlord's consent to an assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

            17.4. Costs and Expenses. As a condition to the effectiveness of any assignment or subletting under this Article 17, Tenant shall pay to Landlord all reasonable costs and expenses, including attorneys' fees (such attorney's fees not to exceed $3,000.00) and disbursements, incurred by Landlord in evaluating Tenant's requests for assignment or sublease, whether or not Landlord consents to an assignment or sublease. Tenant shall also pay to Landlord all costs and expenses incurred by Landlord due to a transferee taking possession of the Premises, including freight elevator operation, security service, janitorial service and rubbish removal.

            17.5. Payment of Excess Rent and Other Consideration. Tenant shall also pay to Landlord, promptly upon Tenant's receipt thereof, forty percent (40%) of any and all rent, sums or other consideration ("Subtenant Consideration"), howsoever denominated realized by Tenant in connection with any assignment or sublease transaction (other than transfers to Exempt Transferees) in excess of the Base Rent and Escalation Rent payable hereunder (prorated to reflect the Rent allocable to the portion of the Premises if a sublease); provided, however, that the Subtenant Consideration shall not include payments by a subtenant to Tenant which are reimbursements for out-of-pocket expenses incurred by Tenant in providing services at cost to such subtenant.

            17.6. Assumption of Obligations; Further Restrictions on Subletting. Each assignee shall, concurrently with any assignment, assume all obligations of Tenant under this Lease. Each sublease shall be made subject to this Lease and all of the terms, covenants and conditions contained herein; and the surrender of this Lease by Tenant, or a mutual cancellation thereof, or the termination of this Lease in accordance with its terms, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or operate as an assignment to Landlord of any or all such subleases. No sublessee (other than Landlord) shall have the right further to sublet unless such sublessee obtains Landlord's prior written consent, which may be withheld in Landlord's sole and absolute discretion. Any assignment by a sublessee of its sublease shall be subject to Landlord's prior consent in the same manner as a sublease by Tenant. No sublease, once consented to by Landlord, shall be modified without Landlord's prior consent. No assignment or sublease shall be binding on Landlord unless the transferee delivers to Landlord a fully executed counterpart of the assignment or sublease which contains the assumption by the assignee, or recognition by the sublessee, of the provisions of this Section 17.6, in form and substance satisfactory to Landlord, but the failure or refusal of a transferee to deliver such instrument shall not release or discharge such transferee from the provisions and obligations of this Section 17.6, but such failure shall constitute a default by Tenant under this Lease.

            17.7. No Release. No assignment or sublease shall release Tenant from its obligations under this Lease, whether arising before or after the assignment or sublease. The acceptance of Rent by Landlord from any other person shall not be deemed a waiver by Landlord of any provision of this Article 17. On a default by any assignee of Tenant in the performance of any of the terms, covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of commencing or exhausting remedies against such assignee. No consent by Landlord to any further assignments or sublettings of this Lease, or any modification, amendment or termination of this Lease, or extension, waiver or modification of payment or any other obligations under this Lease, or any other action by Landlord with respect to any assignee or sublessee, or the insolvency, or bankruptcy or default of any such assignee or sublessee, shall affect the continuing liability of Tenant for its obligations under this Lease and Tenant waives any defense arising out of or based thereon, including any suretyship defense of exoneration. Landlord shall have no obligation to notify Tenant or obtain Tenant's consent with respect to any of the foregoing matters.

            17.8. No Encumbrance. Notwithstanding anything to the contrary contained in this Article 17, Tenant shall have no right to encumber, pledge, hypothecate or otherwise transfer this Lease, or any of Tenant's interest or rights hereunder, as security for any obligation or liability of Tenant.

      18. Rules and Regulations. Tenant shall observe and comply, and shall cause its sublessees, employees, agents, contractors, licensees and invitees to observe and comply, with the Rules and Regulations of Bay Center, a copy of which are attached to this Lease as Exhibit D, and, after notice thereof, with all modifications and additions thereto from time to time promulgated in writing by Landlord, but only to the extent such modifications and additions are reasonable, non-discriminatory, and not materially inconsistent with any of the rights of Tenant granted by this Lease. Provided that Landlord uses commercially reasonable efforts to enforce the Rules and Regulations in a uniform and nondiscriminatory manner, Landlord shall not be responsible to Tenant, or Tenant's sublessees, employees, agents, contractors, licensees or invitees, for noncompliance with any Rules and Regulations of Bay Center by any other tenant, sublessee, employee, agent, contractor, licensee, invitee or other occupant of Bay Center.

      19.   Entry of Premises by Landlord.

            19.1. Right to Enter. Upon reasonable advance notice to Tenant (except in emergencies or in order to provide regularly scheduled or other routine Building standard services or additional services requested by Tenant, or post notices of nonresponsibility or other notices permitted or required by law when no such notice shall be required), Landlord and its authorized agents, employees, and contractors may enter the Premises at reasonable hours to: (i) inspect the same; (ii) determine Tenant's compliance with its obligations hereunder; (iii) exhibit the same to prospective purchasers or lenders or, during the final nine (9) months of the Term, exhibit the same to prospective tenants; (iv) supply any services to be provided by Landlord hereunder; (v) post notices of nonresponsibility or other notices permitted or required by law; (vi) make repairs, improvements or alterations, or perform maintenance in or to, the Premises or any other portion of Bay Center, including Building systems; and (vii) perform such other functions as Landlord deems reasonably necessary or desirable. Landlord may also grant access to the Premises to government or utility representatives and bring and use on or about the Premises such equipment as reasonably necessary to accomplish the purposes of Landlord's entry. Landlord shall use reasonable good faith efforts to effect all entries and perform all work hereunder in such manner as to minimize interference with Tenant's use and occupancy of the Premises. Landlord shall have and retain keys with which to unlock all of the doors in or to the Premises (excluding Tenant's vaults, safes and similar secure areas designated in writing by Tenant in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper in an emergency in order to obtain entry to the Premises, including secure areas.

            19.2. Tenant Waiver of Claims. Tenant waives any claim for damages for any inconvenience to or interference with Tenant's business, or any loss of occupancy or quiet enjoyment of the Premises, or any other loss, occasioned by any entry effected or work performed in compliance with this Article 19, and Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry or performance of such work. No entry to the Premises by Landlord or anyone acting under Landlord that is in compliance with this
Article 19 shall constitute a forcible or unlawful entry into, or a detainer of, the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof.

      20.   Default and Remedies.

            20.1. Events of Default. The occurrence of any of the following events shall constitute a default by Tenant under this Lease (but Landlord may only exercise any of its remedies with respect to such default if such default is not cured within the applicable time periods described in Section 20.2 below):

                  a.    Nonpayment of Rent. Failure to pay any Rent when due.

                  b. Unpermitted Assignment. An assignment or sublease made in contravention of any of the provisions of Article 17 above.

                  c. Abandonment. Abandonment of the Premises, with "abandonment" having the meaning provided in California Civil Code Section 1951.3.

                  d. Other Obligations. Failure to perform or fulfill any other obligation, covenant, condition or agreement under this Lease.

                  e. Bankruptcy and Insolvency. A general assignment by Tenant for the benefit of creditors, any action or proceeding commenced by Tenant under any insolvency or bankruptcy act or under any other statute or regulation for protection from creditors, or any such action commenced against Tenant and not discharged within sixty (60) days after the date of commencement; the employment or appointment of a receiver or trustee to take possession of all or substantially all of Tenant's assets or the Premises where possession is not returned to Tenant within thirty (30) days; the attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of fifteen (15) days after the levy thereof; the admission by Tenant in writing of its inability to pay its debts as they become due; or the filing by Tenant of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing of a petition filed against Tenant in any such proceeding if within thirty (30) days after the commencement of any such proceeding against Tenant, such proceeding is not dismissed. For purposes of this Section 20.1(e), "Tenant" means Tenant and any partner of Tenant, if Tenant is a partnership, or any person or entity comprising Tenant, if Tenant is comprised of more than one person or entity, or any guarantor of Tenant's obligations, or any of them, under this Lease.

                  f. Building C Lease. Failure to perform or fulfill any obligation, covenant, condition or agreement under the Building C Lease, where the same continues beyond any notice and cure period called for under the Building C Lease.

            20.2. Notice to Tenant. Upon the occurrence of any default, Landlord shall give Tenant notice thereof. Such notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by California Code of Civil Procedure Section 1161 or any similar or successor statute; and giving of such notice in the manner required by Article 28 shall replace and satisfy any service-of-notice procedures set forth in any statute, including those required by California Code of Civil Procedure Section 1162 or any similar or successor statute. If a time period is specified below for cure of such default, then Tenant may cure such default within such time period. To the fullest extent allowed by law, Tenant hereby waives any right under law now or hereinafter enacted to any other time period for cure of default.

                  a.    Nonpayment of Rent. For failure to pay Rent, within five
(5) days after Landlord's notice.

                  b. Other Obligations. For failure to perform any obligation, covenant, condition or agreement under this Lease (other than nonpayment of Rent, an assignment or subletting in violation of Article 17 or Tenant's abandonment of the Premises) within twenty (20) days after Landlord's notice or, if the failure is of a nature requiring more than 20 days to cure, then such additional time as is reasonably necessary to cure such default, but only if Tenant commences such cure within such twenty (20) day period and thereafter diligently pursues such cure to completion.

                  c. No Cure Period. No cure period shall apply for any other event of default specified in Section 20.1.

            20.3. Remedies Upon Occurrence of Default. On the occurrence of a default which Tenant fails to cure after notice and expiration of the time period for cure, if any, specified in Section 20.2 above, Landlord shall have the right either (i) to terminate this Lease and recover possession of the Premises, or (ii) to continue this Lease in effect and enforce all Landlord's rights and remedies under California Civil Code Section 1951.4 (by which Landlord may recover Rent as it becomes due, subject to Tenant's right to assign pursuant to Article 17). Landlord may store any property of Tenant located in the Premises at Tenant's expense or otherwise dispose of such property in the manner provided by law. To the extent permitted under Section 1951.4 of the California Civil Code, if Landlord does not terminate this Lease, Tenant shall in addition to continuing to pay all Rent when due, also pay Landlord's costs of attempting to relet the Premises, any repairs and alterations necessary to prepare the Premises for such reletting, and brokerage commissions and attorneys' fees incurred in connection therewith, less the rents, if any, actually received from such reletting. Notwithstanding Landlord's election to continue this Lease in effect, Landlord may at any time thereafter terminate this Lease pursuant to this Section 20.3.

            20.4. Damages Upon Termination. If and when Landlord terminates this Lease pursuant to Section 20.3, Landlord may exercise all its rights and remedies available under California Civil Code Section 1951.2, including the right to recover from Tenant the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could have been reasonably avoided. As used herein and in Civil Code Section 1951.2, "time of award" means the date of entry of any determination, order or judgment of any court or other legally constituted body determining the amount recoverable.

            20.5. Computation of Certain Rent for Purposes of Default. For purposes of computing unpaid Rent pursuant to Section 20.4 above, Escalation Rent for the balance of the Term shall be determined by averaging the amounts paid by Tenant as Escalation Rent for the Fiscal Years prior to the year in which the default occurred (or, if the prior year is the Base Year or such default occurs during the Base Year, Escalation Rent shall be based on Landlord's operating budget for the Building for the Base Year), increasing such average amount for each Fiscal Year (or portion thereof) remaining in the balance of the Term at a per annum compounded rate equal to the mean average rate of increase for the preceding five (5) calendar years in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index (All Urban Consumers, All Items, 1982-1984 = 100) for the Metropolitan Area of which San Francisco, California, is a part, and adding together the resulting amounts. If such Index is discontinued or revised, such computation shall be made by reference to the index designated as the successor or substitute index by the United States Department of Labor, Bureau of Labor Statistics, or its successor agency, and if none is designated, by a comparable index as determined by Landlord in its sole discretion, which would likely achieve a comparable result to that achieved by the use of the Consumer Price Index. If the base year of the Consumer Price Index is changed, then the conversion factor specified by the Bureau, or successor agency, shall be utilized to determine the Consumer Price Index.

            20.6. Landlord's Right to Cure Defaults. If Tenant fails to pay Rent (other than Base Rent and Escalation Rent) required to be paid by it hereunder, or fails to perform any other obligation under this Lease, and Tenant fails to cure such default within the applicable cure period, if any, specified in
Section 20.2 above, then Landlord may, without waiving any of Landlord's rights in connection therewith or releasing Tenant from any of its obligations or such default, make any such payment or perform such other obligation on behalf of Tenant. All payments so made by Landlord, and all costs and expenses incurred by Landlord to perform such obligations, shall be due and payable by Tenant as Rent immediately upon receipt of Landlord's demand therefor.

            20.7. Remedies Cumulative. The rights and remedies of Landlord under this Lease are cumulative and in addition to, and not in lieu of, any other rights and remedies available to Landlord at law or in equity. Landlord's pursuit of any such right or remedy shall not constitute a waiver or election of remedies with respect to any other right or remedy.

      21.   Subordination, Attornment and Nondisturbance.

            21.1. Subordination and Attornment. This Lease and all of Tenant's rights hereunder shall be subordinate to any ground lease or underlying lease, and the lien of any mortgage, deed of trust, or any other security instrument now or hereafter affecting or encumbering Bay Center, or any part thereof or interest therein, and to any and all advances made on the security thereof or Landlord's interest therein, and to all renewals, modifications, consolidations, replacements and extensions thereof (an "encumbrance", the holder of the beneficial interest thereunder being referred to as an "encumbrancer"). An encumbrancer may, however, subordinate its encumbrance to this Lease, and if an encumbrancer so elects by notice to Tenant, this Lease shall be deemed prior to such encumbrance. If any encumbrance to which this Lease is subordinate is foreclosed, or a deed in lieu of foreclosure is given to the encumbrancer thereunder, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure; and if any encumbrance consisting of a ground lease or underlying lease to which this Lease is subordinate is terminated, Tenant shall attorn to the lessor thereof. Tenant shall execute, acknowledge and deliver in the form requested by Landlord or any encumbrancer, any documents required to evidence or effectuate the subordination hereunder, or to make this Lease prior to the lien of any encumbrance, or to evidence such attornment, so long as any such document contains language reasonably requested by such party agreeing that Tenant's rights under this Lease shall not be disturbed so long as Tenant is not in default under this Lease.

            21.2. Nondisturbance. If any encumbrance to which this Lease is subordinate is foreclosed, or a deed in lieu of foreclosure is given to the encumbrancer thereunder, or if any encumbrance consisting of a ground lease or underlying lease to which this Lease is subordinate is terminated, this Lease shall not terminate, and the rights and possession of Tenant under this Lease shall not be disturbed if (i) no default by Tenant then exists under this Lease;
(ii) Tenant attorns to the purchaser, grantee, or successor lessor as provided in Section 21.1 above or, if requested, enters into a new lease for the balance of the Term upon the same terms and provisions contained in this Lease; and
(iii) Tenant, upon the request of such encumbrancer, enters into a written agreement in a form reasonably acceptable to such encumbrancer with respect to subordination, attornment and non-disturbance.

            21.3 Existing Lender. Landlord shall use reasonable efforts to obtain a reasonable non-disturbance agreement from the existing beneficiary under the deed of trust encumbering Bay Center as of the date of this Lease. If Landlord is unable to obtain such non-disturbance agreement within thirty (30) days after the date of this Lease, then Tenant's sole remedy shall be to terminate this Lease by delivering written notice to Landlord on or before a date forty (40) days after the date of this Lease, but Tenant shall have no right to deliver such notice if Landlord obtains such non-disturbance agreement before Tenant delivers such notice. If Tenant fails to deliver such notice within such period, then Tenant shall have no further rights or remedies with respect to Landlord's failure to obtain such non-disturbance agreement. If Tenant timely and properly delivers such notice, then this Lease shall automatically terminate as of the date of such notice and neither Landlord nor Tenant shall have any further rights or obligations under this Lease.

      22.   Sale or Transfer by Landlord; Lease Non-Recourse.

            22.1. Release of Landlord on Transfer. Landlord may at any time transfer, in whole or in part, its right, title and interest under this Lease and in Bay Center, or any portion thereof. If the original Landlord hereunder, or any successor to such original Landlord, transfers (by sale, assignment or otherwise) its right, title or interest in the Building, then, upon assumption of all future obligations under this Lease by Landlord's transferee, all liabilities and obligations of the original Landlord or such successor under this Lease accruing after such transfer shall terminate, the original Landlord or such successor shall automatically be released therefrom, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant shall attorn to each such new owner.

            22.2. Lease Nonrecourse to Landlord. Landlord shall in no event be personally liable under this Lease, and Tenant shall look solely to Landlord's interest in Bay Center (including proceeds from sale, refinance, or insurance), for recovery of any damages for breach of this Lease by Landlord or on any judgment in connection therewith. None of the persons or entities comprising or representing Landlord (whether partners, shareholders, officers, directors, trustees, employees, beneficiaries, agents or otherwise) shall ever be personally liable under this Lease or liable for any such damages or judgment and Tenant shall have no right to effect any levy of execution against any assets of such persons or entities on account of any such liability or judgment. Any lien obtained by Tenant to enforce any such judgment, and any levy of execution thereon, shall be subject and subordinate to all encumbrances as specified in Article 21 above existing as of the date that Tenant obtains and records a proper and legal judgment lien against Bay Center. If Landlord fails to perform any obligation of Landlord under this Lease, and such default is not cured within twenty (20) days after receipt of written notice from Tenant of such default, or, if the failure is of a nature requiring more than 20 days to cure, then such additional time as is reasonably necessary to cure such default, but only if Landlord commences such cure within such twenty (20) day period and thereafter diligently pursues such cure to completion, then, subject to the provisions of this Section 22.2, Tenant shall have the right to exercise any rights or remedies available to Tenant at law or in equity

      23.   Estoppel Certificate.

            23.1. Procedure and Content. From time to time, and within fifteen
(15) days after written notice by Landlord, Tenant shall execute, acknowledge, and deliver to Landlord a certificate as specified by Landlord certifying: (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and identifying each modification); (ii) the Commencement Date and Expiration Date; (iii) that Tenant has accepted the Premises (or the reasons Tenant has not accepted the Premises), and if Landlord has agreed to make any alterations or improvements to the Premises, that Landlord has properly completed such alterations or improvements (or the reasons why Landlord has not done so); (iv) the amount of the Base Rent and current Escalation Rent, if any, and the date to which such Rent has been paid; (v) that Tenant has not committed any event of default, except as to any events of default specified in the certificate, and whether there are any existing defenses against the enforcement of Tenant's obligations under this Lease; (vi) that no default of Landlord is claimed by Tenant, except as to any defaults specified in the certificate; and (vii) such other information as may be reasonably requested by Landlord.

            23.2. Effect of Certificate. Any such certificate may be relied upon by any prospective purchaser of any part or interest in Bay Center or encumbrancer (as defined in Section 21.1) and, at Landlord's request, Tenant shall deliver such certificate to Landlord and/or to any such entity. In addition, at Landlord's request, Tenant shall provide to Landlord for delivery to any such entity such non- confidential public information, including financial information, that may reasonably be requested by any such entity. Any such certificate shall constitute a waiver by Tenant of any claims Tenant may have in contravention to the information contained in such certificate and Tenant shall be estopped from asserting any such claim. If Tenant fails or refuses to give a certificate hereunder within the time period herein specified, then the information contained in such certificate as submitted by Landlord shall be deemed correct for all purposes, but Landlord shall have the right to treat such failure or refusal as a default by Tenant.

      24. No Light, Air, or View Easement. Nothing contained in this Lease shall be deemed, either expressly or by implication, to create any easement for light and air or access to any view. Any diminution or shutting off of light, air or view to or from the Premises by any structure which now exists or which may hereafter be erected, whether by Landlord or any other person, shall in no way affect this Lease or Tenant's obligations hereunder, entitle Tenant to any reduction of Rent, or impose any liability on Landlord.

      25. Holding Over. No holding over by Tenant shall operate to extend the Term. If Tenant remains in possession of the Premises after expiration or termination of this Lease, unless otherwise agreed by Landlord in writing, then
(i) Tenant shall become a tenant at sufferance upon all the applicable terms and conditions of this Lease, except that Base Rent shall be increased to equal 150% of the Base Rent then in effect; (ii) Tenant shall indemnify, defend, protect and hold harmless Landlord, and any tenant to whom Landlord has leased all or part of the Premises, from any and all liability, loss, damages, costs or expense (including loss of Rent to Landlord or additional rent payable by such tenant and reasonable attorneys' fees) suffered or incurred by either Landlord or such tenant resulting from Tenant's failure timely to vacate the Premises; and (iii) such holding over by Tenant shall constitute a default by Tenant.

      26.   Security Deposit.

            26.1  General Procedures. At any time during the Term, within three
(3) days after Landlord's written request, which request may be made in Landlord's sole and absolute discretion, Tenant shall deposit with Landlord the Security Deposit, in an amount equal to the monthly Base Rent as of the date of Landlord's request. The Security Deposit shall be held by Landlord as security for the performance by Tenant of all its obligations under this Lease. If Tenant fails to pay any Rent due hereunder, or otherwise commits a default with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any such Rent or for the payment of any other amounts expended or incurred by Landlord by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may incur thereby (and in this regard Tenant hereby waives the provisions of California Civil Code Section 1950.7(c) and any similar or successor statute providing that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises). Exercise by Landlord of its rights hereunder shall not constitute a waiver of, or relieve Tenant from any liability for, any default. If any portion of a cash Security Deposit is so applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to an amount equal to the monthly Base Rent as of the date of Landlord's request. The Security Deposit, or so much thereof as has not theretofore been applied by Landlord to cure or remedy a default by Tenant or to hold for the purpose of restoring the Premises to the condition required by this Lease, shall be returned, without interest, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest under this Lease) within thirty (30) days after the later of (i) the date of expiration or earlier termination of this Lease, or (ii) vacation of the Premises by Tenant. Landlord's receipt and retention of the Security Deposit shall not create any trust or fiduciary relationship between Landlord and Tenant and Landlord need not keep the Security Deposit separate from its general accounts. Upon termination of the original Landlord's (or any successor owner's) interest in the Premises, the original Landlord (or such successor) shall be released from further liability with respect to the Security Deposit upon the original Landlord's (or such successor's) compliance with California Civil Code Section 1950.7(d), or successor statute.

      27. Waiver. Failure of Landlord to declare a default by Tenant upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare such default at any time after its occurrence. To be effective, a waiver of any provision of this Lease, or any default, shall be in writing and signed by the waiving party. Any waiver hereunder shall not be deemed a waiver of subsequent performance of any such provision or subsequent defaults. The subsequent acceptance of Rent hereunder, or endorsement of any check by Landlord, shall not be deemed to constitute an accord and satisfaction or a waiver of any preceding default by Tenant, except as to the particular Rent so accepted, regardless of Landlord's knowledge of the preceding default at the time of acceptance of the Rent. No course of conduct between Landlord and Tenant, and no acceptance of the keys to or possession of the Premises by Landlord before the Expiration Date shall constitute a waiver of any provision of this Lease or of any default, or operate as a surrender of this Lease.

      28. Notices and Consents; Tenant's Agent for Service. All notices, approvals, consents, demands and other communications from one party to the other given pursuant to this Lease shall be in writing and shall be made by personal delivery, by use of a reputable overnight courier service or by deposit in the United States mail, certified, registered or Express, postage prepaid and return receipt requested. Notices shall be addressed if to Landlord, to Landlord's Address, and if to Tenant, to Tenant's Address. Landlord and Tenant may each change their respective Addresses from time to time by giving written notice to the other of such change in accordance with the terms of this Article 28, at least ten (10) days before such change is to be effected. Any notice given in accordance with this Article 28 shall be deemed to have been given (i) on the date of personal delivery or (ii) on the date of delivery (as shown by the return receipt or other delivery record) if sent by courier service or mailed.

      29. Tenant's Authority. Tenant, and each of the persons executing this Lease on behalf of Tenant, represent and warrant that (i) Tenant is a duly formed, authorized and existing corporation, partnership or trust (as the case may be), (ii) Tenant is qualified to do business in California, (iii) Tenant has the full right and authority to enter into this Lease and to perform all of Tenant's obligations hereunder, and (iv) each person signing on behalf of Tenant is authorized to do so. Tenant shall deliver to Landlord, upon Landlord's request, such certificates, resolutions, or other written assurances authorizing Tenant's execution and delivery of this Lease as is reasonably requested by Landlord from time to time or at any time in order for Landlord to assess Tenant's then authority.

      30.   Automobile Parking.

            30.1. Tenant's Appurtenant Parking Rights. Subject to the terms and conditions contained in this Article 30, Landlord shall make available to Tenant parking spaces in the parking areas designated by Landlord for parking in Bay Center, including the Enclosed Parking Area (such areas being hereinafter collectively referred to as the "Parking Facility"). For purposes of this Lease, the term "Minimum Spaces" shall mean an amount equal to one (1) parking space for each 250 square feet of useable area leased by Tenant in Building A. Tenant shall at all times provide to Landlord, upon Landlord's request, a list of all of the vehicle makes, colors and license plate numbers of all vehicles of Tenant's employees. Tenant's use of the parking spaces to be made available to Tenant shall be on a non-exclusive basis in common with other tenants in the Bay Center; and parking in such spaces shall be on a first-come-first-served, unassigned, non-reserved basis. The parking spaces to be made available to Tenant shall be in locations designated by Landlord; and Landlord reserves the right to designate different locations from time to time without any liability to Tenant and Tenant agrees that any such designation of a different location shall not give rise to any claims or offset against Landlord hereunder. Without limiting the generality of the foregoing, Landlord may restrict certain portions of the Parking Facility for the exclusive use of one or more tenants of Bay Center (and their employees and agents) and may designate other areas in the Parking Facility to be used at large only by licensees, customers and invitees of tenants of Bay Center; and Landlord may in its sole and absolute discretion restrict or prohibit the use of the Parking Facility by any vehicles other than passenger automobiles such as full-sized vans or trucks. Notwithstanding the foregoing, Landlord shall not exercise any of the foregoing rights in a manner which would permanently reduce the total number of parking spaces available to Tenant on a non-exclusive basis to a number less than the Minimum Spaces, or in a manner which would materially and permanently inconvenience Tenant with respect to its access to the Parking Facility. Tenant shall not permit any vehicles belonging to Tenant or any of Tenant's subtenants or any of their respective employees, agents, customers, contractors or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. In its use of the Parking Facilities Tenant shall comply (and shall cause each of its subtenants and each of their respective employees, agents, customers, contractors and invitees to comply) with any and all parking regulations and rules established from time to time by Landlord or Landlord's parking operator. Landlord or Landlord's parking operator shall have the right to cause to be removed any vehicles of Tenant, its subtenants or any of their respective employees, agents, licensees, customers or invitees, that are parked in violation of any of the provisions of this Article 30 or of the regulations and rules then established by Landlord, and to charge all of the costs incurred by Landlord in connection with such removal to Tenant and Tenant shall pay the amount of all such costs to Landlord as additional rent within five (5) days after receipt of written demand from Landlord. Any such removal shall be without liability of any kind to Landlord or Landlord's parking operator or their respective employees or agents; and Tenant shall protect, defend, indemnify and hold Landlord and Landlord's parking operator and their respective employees and agents from and against any and all claims, losses, damages, demands, costs and expenses (including reasonable attorneys' fees) which may be asserted against or incurred by any of such indemnified parties arising out of or in connection with such removal of any automobiles, except to the extent that such claims, losses, damages, demands, costs and expenses arise out of the gross negligence or willful misconduct of Landlord, its agents, employees, or contractors.

            30.2. Parking Fee. During the Term, Landlord shall impose no charge on Tenant for use of the Parking Facility; provided, however, if any governmental authority having jurisdiction charges Landlord a fee for parking during the Term, Landlord shall have the right to include as Operating Expenses such parking fees.

            30.3. Allocation of Risk. Landlord shall have no obligation to monitor the use of the Parking Facility. The use of the Parking Facility by the employees of Tenant and its subtenants shall be at the sole risk of Tenant, its subtenants and their respective employees. Except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, employees, or contractors, Landlord shall have no responsibility or liability for any injury or damage to any person or property by or as a result of the use of the Parking Facility by Tenant and its subtenants and their respective employees, whether by theft, collision, criminal activity, or otherwise; and Tenant hereby assumes, for itself, its subtenants and their respective employees (without the obligation to indemnify Landlord), all risks associated with any such occurrences in or about the Parking Facility.

      31. Tenant to Furnish Financial Statements. In order to induce Landlord to enter into this Lease, Tenant agrees that it shall promptly deliver to Landlord, from time to time, upon Landlord's written request, financial statements (including a balance sheet and statement of income and expenses on an annualized basis) reflecting Tenant's then current financial condition. Such statements shall be delivered to Landlord within fifteen (15) days after Tenant's receipt of Landlord's request. Tenant represents and warrants that all financial statements furnished by Tenant to Landlord in connection with this Lease are and shall be true, correct and complete in all respects. So long as Tenant is a public company, Tenant shall have the right to satisfy the foregoing requirement by delivering to Landlord copies of Tenant's most recent reports filed with the SEC.

      32. Tenant's Signs. Subject to the express provisions of this Section 32, without Landlord's prior written consent, which Landlord may withhold in its sole discretion, Tenant shall not place on the Premises or on the Building any exterior signs nor any interior signs that are visible from the exterior of the Premises or Building. During the Initial Term, Tenant shall have the right to continue to maintain, at Tenant's sole cost and expense, in compliance with all applicable governmental rules, laws and regulations, the existing signage on the exterior of the Building (the "Existing Signage"). Tenant shall pay all costs and expenses relating to the Existing Signage and any sign approved by Landlord, including without limitation, the cost of the installation, design construction, transportation and maintenance of the sign. Unless the parties otherwise mutually agree in their sole and absolute discretion, on the last day of the Term or the earlier termination of this Lease, Tenant, at its sole cost and expense, shall remove all signs (including the Existing Signage) and repair any damage to the Building caused by such removal. If Tenant exercises its option to extend the Term pursuant to Section 3.2 of this Lease, then concurrent with the determination of the Fair Market Rent of the Premises pursuant to Section 3.2, Landlord and Tenant shall determine the rental value of the Existing Signage (the "Signage Value") in accordance with the provisions of Section 3.2 of this Lease. For purposes of determining the Signage Value, the appraisers appointed under Section 3.2 shall not value the Existing Signage as "free standing advertising" unless it is customary at the time of such appraisal to value leasehold signage in such manner. Subject to the foregoing sentence, the Signage Value shall be determined to reflect the value of such Existing Signage to Tenant as adjunct to Tenant's occupancy of the Premises and enhancing the value of Tenant's occupancy of the Premises. If Tenant approves the Signage Value in writing within ten (10) days after determination of the Signage Value in accordance with the foregoing procedure, then, during the Extended Term, Tenant shall have the right to continue to maintain, at Tenant's sole cost and expense, in compliance with all applicable governmental rules, laws and regulations, the Existing Signage. If Tenant does not approve the Signage Value in writing within ten (10) days after determination of the Signage Value in accordance with the foregoing procedure, then Landlord shall have the right to remove, at Tenant's sole cost and expense, all Existing Signage.

      33.   Miscellaneous.

            33.1. No Joint Venture. This Lease does not create any partnership or joint venture or similar relationship between Landlord and Tenant.

            33.2. Successors and Assigns. Subject to the provisions of Article 17 regarding assignment, all of the provisions, terms, covenants and conditions contained in this Lease shall bind, and inure to the benefit of, the parties and their respective successors and assigns.

            33.3. Construction and Interpretation. The words "Landlord" and "Tenant" include the plural as well as the singular. If there is more than one person comprising Tenant, the obligations under this Lease imposed on Tenant are joint and several. References to a party or parties refers to Landlord or Tenant, or both, as the context may require. The captions preceding the Articles, Sections and subsections of this Lease are inserted solely for convenience of reference and shall have no effect upon, and shall be disregarded in connection with, the construction and interpretation of this Lease. Use in this Lease of the words "including", "such as", or words of similar import when following a general matter, shall not be construed to limit such matter to the enumerated items or matters whether or not language of nonlimitation (such as "without limitation") is used with reference thereto. All provisions of this Lease have been negotiated at arm's length between the parties and after advice by counsel and other representatives chosen by each party and the parties are fully informed with respect thereto. Therefore, this Lease shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof, or by reason of the status of the parties as Landlord or Tenant, and the provisions of this Lease and the Exhibits hereto shall be construed as a whole according to their common meaning in order to effectuate the intent of the parties under the terms of this Lease.

            33.4. Severability. If any provision of this Lease, or the application thereof to any person or circumstance, is determined to be illegal, invalid or unenforceable, the remainder of this Lease, or its application to persons or circumstances other than those as to which it is illegal, invalid or unenforceable, shall not be affected thereby and shall remain in full force and effect, unless enforcement of this Lease as so invalidated would be unreasonable or grossly inequitable under the circumstances, or would frustrate the purposes of this Lease.

            33.5. Entire Agreement; Amendments. This Lease, together with the Exhibits hereto and any Addenda identified on the Basic Lease Information, contains all the representations and the entire agreement between the parties with respect to the subject matter hereof and any prior negotiations, correspondence, memoranda, agreements, representations or warranties are replaced in total by this Lease, the Exhibits hereto and such Addenda. Neither Landlord nor Landlord's agents have made any warranties or representations with respect to the Premises or any other portion of Bay Center, except as expressly set forth in this Lease. This Lease may be modified or amended only by an agreement in writing signed by both parties.

            33.6. Governing Law. This Lease shall be governed by and construed pursuant to the laws of the State of California.

            33.7. Litigation Expenses. If either party brings any action or proceeding against the other (including any cross-complaint, counterclaim or third party claim) to enforce or interpret this Lease or otherwise arising out of this Lease, the prevailing party in such action or proceeding shall be entitled to its costs and expenses of suit, including reasonable attorneys' fees and accountants' fees.

            33.8. Standards of Performance and Approvals. Unless otherwise provided in this Lease, (i) each party shall act in a reasonable manner in exercising or undertaking its rights, duties and obligations under this Lease and (ii) whenever approval, consent or satisfaction (collectively, an "approval") is required of a party pursuant to this Lease or an Exhibit hereto, such approval shall not be unreasonably withheld or delayed. Unless provision is made for a specific time period, approval (or disapproval) shall be given within twenty (20) days after receipt of the request for approval. Nothing contained in this Lease shall, however, limit the right of a party to act or exercise its business judgment in a subjective manner with respect to any matter as to which it has been (A) specifically granted such right, (B) granted the right to act in its sole discretion or sole judgment, or (C) granted the right to make a subjective judgment hereunder, whether "objectively" reasonable under the circumstances and any such exercise shall not be deemed inconsistent with any covenant of good faith and fair dealing implied by law to be part of this Lease. The parties have set forth in this Lease their entire understanding with respect to the terms, covenants, conditions and standards pursuant to which their obligations are to be judged and their performance measured, including the provisions of Article 17 with respect to assignments and sublettings.

            33.9. Brokers. Landlord and Tenant each represent and warrant to the other that no broker, agent, or finder has procured or was involved in the negotiation of this Lease and no such broker, agent or finder is or may be entitled to a commission or compensation in connection with this Lease. Landlord and Tenant shall each indemnify, defend, protect and hold the other harmless from and against any and all liability, loss, damages, claims, costs and expenses (including reasonable attorneys' fees) resulting from claims that may be asserted against the indemnified party in breach of the foregoing warranty and representation.

            33.10. Memorandum of Lease. Tenant shall, upon request of Landlord, execute, acknowledge and deliver a short form memorandum of this Lease (and any amendment hereto) in form suitable for recording. In no event shall this Lease or any memorandum thereof be recorded by Tenant.

            33.11. Quiet Enjoyment. Upon paying the Rent and performing all its obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities claiming by or through Landlord, subject, however, to the provisions of this Lease and any encumbrances as specified in Article 21.

            33.12. Surrender of Premises. Upon the Expiration Date or earlier termination of this Lease, Tenant shall quietly and peacefully surrender the Premises to Landlord in the condition specified in Article 9 above. On or before the Expiration Date or earlier termination of this Lease, Tenant shall remove all of its personal property from the Premises and repair at its cost and expense all damage to the Premises or Bay Center caused by such removal. All personal property of Tenant not removed hereunder shall be deemed, at Landlord's option, to be abandoned by Tenant and Landlord may store such property in Tenant's name at Tenant's expense and/or dispose of the same in any manner permitted by law.

            33.13. Building Directory. Landlord shall reserve on the Building directory a reasonable number of Building Directory Spaces for purposes of identifying Tenant's name, divisions and/or principal employees. All costs for the initial strip of names shall be borne by Landlord and all costs for replacement of such strips, and for installation and removal of the strips, shall be borne by Tenant.

            33.14. Name of Building; Address. Tenant shall not use the name of the Building or Bay Center for any purpose other than as the address of the business conducted by Tenant in the Premises. Tenant shall, in connection with all correspondence, mail or deliveries made to or from the Premises, use the official Building address specified from time to time by Landlord.

            33.15. Exhibits. The Exhibits specified in the Basic Lease Information are by this reference made a part hereof.

            33.16. Time of the Essence. Time is of the essence of this Lease and of the performance of each of the provisions contained in this Lease.

            IN WITNESS WHEREOF, the parties have executed this Lease as of the Lease Date.

LANDLORD:

JS BAY CENTER ASSOCIATES,
a California limited partnership

By:     Martin/Bay Center Associates,
        a California limited partnership
        Its: General Partner

        By: ______________________
               General Partner

TENANT:

SYBASE, INC.,
a Delaware corporation

By:  /s/ Mitchell L. Gaynor
     ---------------------------------
Its: VP, General Counsel & Secretary
     ---------------------------------

By:  /s/Hope Spadora
     ---------------------------------
Its: Director, Real Estate
     ---------------------------------

                                   EXHIBIT A-1

                         FIRST FLOOR PLANS OF PREMISES

                                   EXHIBIT A-2

                         FOURTH FLOOR PLANS OF PREMISES

                                   EXHIBIT A-3

                          FIFTH FLOOR PLANS OF PREMISES

                                   EXHIBIT A-4

                              ENCLOSED PARKING AREA

                                    EXHIBIT B

                               DESCRIPTION OF LAND

                                    EXHIBIT C


                              INTENTIONALLY OMITTED

                                    EXHIBIT D

                              RULES AND REGULATIONS

      1. The sidewalks, entrances, lobby, elevators, stairways and public corridors shall be used only as a means of ingress and egrees and shall remain unobstructed at all times. The entrance and exit doors of all suites are to be kept closed at all times except as required for orderly passage to and from a suite. Loitering in any part of the Building or obstruction of any means of ingress or egress shall not be permitted. Doors and windows shall not be covered or obstructed.

      2. Plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no rubbish, newspapers, trash or other substances of any kind shall be thrown into them. Walls, floors and ceilings shall not be defaced in any way and no one shall be permitted to mark, drive nails, screws or drill into, paint, or in any way mar any Building surface, except that pictures, certificates, licenses and similar items normally used in Tenant's business may be carefully attached to the walls by Tenant in a manner to be prescribed by Landlord. Upon removal of such items by Tenant any damage to the walls or other surfaces, except minor nail holes, shall be repaired by Tenant.

      3. No awning, shade, sign, advertisement or notice shall be inscribed, painted, displayed or affixed on, in or to any window, door or balcony or any other part of the outside or inside of the Building or the demised premises. No window displays or other public displays shall be permitted without the prior written consent of Landlord. All tenant identification on public corridor doors beyond building standard will be installed by Landlord for Tenant but the cost shall be paid by Tenant. No lettering or signs other than the name of Tenant will be permitted on public corridor door with the size and type of letters to be prescribed by Landlord. The directory of the Building will be provided for the display and location of Tenant and Landlord reserves the right to exclude all other names therefrom. All requests for listing on the building directory shall be submitted to the office of Landlord in writing. Landlord reserves the right to approve all listings on the Building directory. Landlord reserves the right to approve all listing requests. Any change requested by Tenant of Landlord of the name or names posted on directory, after initial posting, will be charged to Tenant.

      4. The cost of any special electrical circuits for items such as copying machines, computers, microwaves, etc., shall be borne by Tenant unless the same are part of the building standard improvements. Prior to installation of equipment Tenant must receive written approval from Landlord.

      5. The weight, size and position of all safes and other unusually heavy objects used or placed in the Building shall be prescribed by Landlord and shall, in all cases, stand on metal plates of such size as shall be prescribed by Landlord. Tenant shall reimburse Landlord for the cost of Landlord's architect or structural engineer in reviewing the weight and locations of unusually heavy equipment. The repair of any damage done to the Building or property therein by putting in or taking out or maintaining such safes or other unusually heavy objects shall be paid for by Tenant.

      6. All freight, furniture, fixtures and other personal property shall be moved into, within and out of the Building at times designated by and under the supervision of Landlord and in accordance with such regulations as may be posted in the office of the Building manager. In no event will Landlord be responsible for any loss or damage to such freight, furniture, fixtures or personal property from any cause except for the willful misconduct of Landlord, its agents, employees or contractors or a breach of Landlord's obligations under this Lease.

      7. No improper noises, vibrations or odors will be permitted in the Building, nor shall any person be permitted to interfere in any way with tenants or those having business with them. No person will be permitted to bring or keep within the Building any animal, bird or bicycle or any toxic or flammable substances without Landlord's prior permission, provided, however, that seeing eye dogs and/or other animals used to assist the physically impaired are allowed in the Building. No person shall throw trash, refuse, cigarrettes or other substances of any kind any place within or out of the Building except in the refuse containers provided therefor. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the rules and regulations of the Building.

      8. All re-keying of office doors or changes to the card access system, after occupancy, will be at the expense of Tenant. Tenant shall not re-key any doors, add additional locks to doors or change the card access system in any way without making prior arrangements with Landlord.

      9. Tenant will not install or use any window coverings except those provided by Landlord, nor shall Tenant use the balconies, if any, for storage, barbecues, drying of laundry or any other activity which would detract from the appearance of the Building or interfere in any way with the use of the Building by other tenants.

     10. If Tenant uses the Premises after regular business hours or on non-business days, Tenant shall lock any entrance doors to the Building used by Tenant or take such other steps as are necessary to secure the Building's doors immediately after entering or leaving the Building.

     11. Tenant shall provide and cause all Tenant's employees to use protective floor mats under all desk chairs used in the Premises.

     12. If Tenant requires telegraphic, telephonic, burglar or of similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

     13. Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning systems.

     14. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building elsewhere. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building, are prohibited, and each tenant shall cooperate to prevent same.

     15. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with rubber tires and side guards, or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

     16. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the building. Tenant shall not leave vehicles in the Building parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles of four-wheeled trucks. Landlord may, in its sole discretion, designate separate areas for bicycles and motorcycles.

     17. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

     18. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition to his occupancy of the Premises.

                                   EXHIBIT E

                               BUILDING STANDARD
                                    SERVICES

Janitorial service will be provided five (5) days a week, Monday through Friday.

Monday through Friday
1.   Empty all waste containers
2.   Dust all surfaces cleared of work or equipment.
3.   Vacuum all carpeted areas
4.   All tile areas to be swept
5.   Clean all restrooms fixtures and floors
6.   Empty/clean all ash urns

Weekly
1.   Vacuum carpet with beater type vacuum cleaner.

Monthly
1.   Damp mop tile floors.

Quarterly
1.   Clean partition glass

Semi Annually
1.   Strip and wax tile floors
2.   Interior and exterior window washing.
3.   Clean lighting fixtures and lamps

Annually
1.   Carpet Cleaning

Additionally, replacement of florescent lamps or ballasts, spot carpet cleaning and spot wall cleaning are performed on an as needed basis.

Any cleaning of lunchrooms, cafeterias, conference rooms, etc., shall be on a special services basis (except with respect to the removal of trash from trash receptacles or cleaning incidental to normal cleaning.)